                                                                   EXHIBIT 10.48



                          LOAN AND SECURITY AGREEMENT


                          DATED AS OF AUGUST 16, 1996


                                    BETWEEN


                             VISUAL NUMERICS, INC.


                                      AND


                              CHARLES W. JOHNSON

                               TABLE OF CONTENTS
                               -----------------

Section                                                                                    Page
-------                                                                                    ----
1.   DEFINITIONS..........................................................................    1
     1.1  General Terms...................................................................    1
     1.2  Accounting Terms................................................................    6
     1.3  Others Defined in Illinois Uniform Commercial Code..............................    6

2.   CREDIT...............................................................................    6
     2.1  Term Loan.......................................................................    6
     2.2  Prepayments; Warrant............................................................    7
     2.3  Borrower's Loan Account.........................................................    7
     2.4  Interest and Fees...............................................................    7
     2.5  Method for Making Payments......................................................    7
     2.6  Term of This Agreement..........................................................    7

3.   CONDITIONS OF ADVANCES...............................................................    8
     3.1  Fees and Expenses...............................................................    8
     3.2  Documents.......................................................................    8
     3.3  No Event of Default.............................................................    9
     3.4  Reaffirmation of Representations and Warranties.................................    9
     3.5  Other Requirements..............................................................    9

4.   COLLATERAL...........................................................................    9
     4.1   Security Interest..............................................................    9
     4.2   Grant of License to Use Intangibles............................................    9
     4.3   Processing, Sale, Collections, Etc.............................................   10
     4.4   Preservation of Collateral and Perfection of Security Interests Therein........   10
     4.5   Loss of Value of Collateral....................................................   10
     4.6   Termination of Security Interest and Liens.....................................   10
     4.7   Reasonable Care................................................................   10
     4.8   Borrower to Remain Liable......................................................   11
     4.9   Appraisals.....................................................................   11
     4.10  Maintenance of Collateral......................................................   11
     4.11  Appointment of Lender as Borrower's Attorney-in-Fact...........................   11
     4.12  Instruments and Chattel Paper..................................................   11
     4.13  Inventory Warranties...........................................................   12
     4.14  Safekeeping of Inventory and Inventory Covenants...............................   12
     4.15  Equipment Warranties...........................................................   12
     4.16  Safekeeping of Equipment and Real Property.....................................   12

                               TABLE OF CONTENTS
                               -----------------
                                  (continued)

Section                                                                                    Page
-------                                                                                    ----
5.   REPRESENTATIONS AND WARRANTIES.......................................................   12
     5.1   Corporate Existence............................................................   12
     5.2   Corporate Authority............................................................   13
     5.3   Binding Effect.................................................................   13
     5.4   Collateral.....................................................................   13
     5.5   Solvency.......................................................................   13
     5.6   Chief Place of Business........................................................   14
     5.7   Other Corporate Names..........................................................   14
     5.8   Tax Liabilities................................................................   14
     5.9   Loans..........................................................................   14
     5.10  Subsidiaries...................................................................   14
     5.11  Litigation and Proceedings.....................................................   14
     5.12  Other Agreements...............................................................   14
     5.13  Compliance with Laws and Regulations...........................................   15
     5.14  Patents, Trademarks and Licenses...............................................   15
     5.15  Survival of Warranties.........................................................   15

6.   AFFIRMATIVE COVENANTS................................................................   15
     6.1   Financial Statements and Notices...............................................   15
     6.2   Books, Records and Inspections.................................................   16
     6.3   Conduct of Business............................................................   16
     6.4   Claims and Taxes...............................................................   16
     6.5   Lender's Closing Costs and Expenses............................................   16
     6.6   Borrower's Liability Insurance.................................................   17
     6.7   Borrower's Property, Business and Life Insurance...............................   17
     6.8   Notice of Suit or Adverse Change in Business...................................   17
     6.9   Supervening Illegality.........................................................   17
     6.10  Destruction and Condemnation...................................................   17

7.   NEGATIVE COVENANTS...................................................................   18
     7.1   Encumbrances...................................................................   18
     7.2   Indebtedness...................................................................   18
     7.3   Consolidations, Mergers or Acquisitions........................................   19
     7.4   Disposal of Property...........................................................   19
     7.5   Dividends and Stock Redemptions................................................   19
     7.6   Issuance of Stock..............................................................   19
     7.7   Amendment of Certificate of Incorporation or By-Laws; Corporate
           Name; Places of Business.......................................................   20

                               TABLE OF CONTENTS
                               -----------------
                                  (continued)

Section                                                                                    Page
-------                                                                                    ----
     7.8   Transactions with Subsidiaries and Affiliates..................................   20
     7.9   Other Agreements...............................................................   20
     7.10  Subsidiaries...................................................................   20
     7.11  Fiscal Year....................................................................   20

8.   EVENTS OF DEFAULT, RIGHTS AND REMEDIES OF LENDER.....................................   20
     8.1  Events of Default...............................................................   20
     8.2  Rights and Remedies Generally...................................................   21
     8.3  Entry Upon Premises and Access to Information...................................   22
     8.4  Sale or Other Disposition of Collateral by Lender...............................   22
     8.5  Waiver of Demand................................................................   22
     8.6  Endorsement by Lender; Setoff...................................................   23

9.   MISCELLANEOUS........................................................................   23
     9.1   Waiver.........................................................................   23
     9.2   Taxes..........................................................................   23
     9.3   Costs and Attorneys' Fees......................................................   24
     9.4   Expenditures by Lender.........................................................   24
     9.5   Reliance by Lender.............................................................   25
     9.6   Severability...................................................................   25
     9.7   Marshalling; Payments Set Aside................................................   25
     9.8   Section Titles.................................................................   25
     9.9   Notices........................................................................   25
     9.10  Equitable Relief...............................................................   26
     9.11  Indemnification................................................................   26
     9.12  Counterparts...................................................................   27
     9.13  Prior Agreements...............................................................   27
     9.14  Successors and Assigns.........................................................   27
     9.15  Continuing Agreement...........................................................   28
     9.16  Filing of Financing Statement..................................................   28

                                    EXHIBITS


EXHIBIT A    --     Form of Term Note ((S) 2.1)

EXHIBIT B    --     Form of Copyright Security Agreement ((S) 3.2(F))

EXHIBIT C    --     Form of Trademark Security Agreement ((S) 3.2(F))

EXHIBIT D    --     Term Sheet For Warrant ((S) 2.2)

                                   SCHEDULES

SCHEDULE 4.13    --      Location of Collateral

SCHEDULE 5.4     --      Liens, Claims, Security Interests and Encumbrances
                         Against the Collateral

SCHEDULE 5.7     --      Other Corporate Names; Fictitious Names

SCHEDULE 5.10    --      Subsidiaries

SCHEDULE 5.11    --      Pending Litigation

SCHEDULE 5.12    --      Material Agreements Under Which Borrower is in Default

SCHEDULE 5.14    --      Licenses, Patents (and Patent Applications),
                         Copyrights, Trademarks (and Trademark Applications) and
                         Trade Names

SCHEDULE 7.2     --      Permitted Indebtedness

SCHEDULE 7.3     --      Mergers, Consolidations and Acquisitions

                          LOAN AND SECURITY AGREEMENT
                          ---------------------------


     This Loan and Security Agreement and all Exhibits and Schedules attached hereto and hereby made a part hereof (as the same may from time to time be amended, modified, supplemented or restated, the "Agreement"), is made as of
                                                  ---------
this 16th day of August, 1996, by and between Visual Numerics, Inc., with its principal place of business and chief executive office at 9990 Richmond Avenue, Suite 400, Houston, Texas 77042-4548 ("Borrower"), and Charles W. Johnson, an
                                       --------
individual ("Lender"):
             ------

                             W I T N E S S E T H:
                             -------------------

     WHEREAS, Borrower desires to borrow an aggregate principal amount of One Million and No/100 Dollars ($1,000,000) from Lender, and Lender is willing to make a loan to Borrower of such amount upon the terms and conditions set forth herein; and

     WHEREAS, Lender is willing to extend credit to Borrower only upon the terms and conditions set forth herein;

     NOW THEREFORE, in consideration of the terms and conditions contained herein, and of any loans or extensions of credit heretofore, now or hereafter made to or for the benefit of Borrower by Lender, the parties hereto hereby agree as follows:

     1.   DEFINITIONS.
          -----------

     1.1  General Terms.  When used herein, the following terms shall have the
          -------------
following meanings:

          "Account Debtor" shall mean the party who is obligated on or under an
           --------------
     Account.

          "Accounts" shall mean all present and future rights of Borrower to
           --------
     payment for goods sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not they have been earned by performance.

          "Affiliate" shall mean any Person (i) that directly or indirectly,
           ---------
     through one or more intermediaries, controls or is controlled by, or is under common control with Borrower, (ii) that directly or beneficially owns or holds 5% or more of any class of the voting stock of Borrower or (iii) 5% or more of the voting stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is owned directly or beneficially or held by Borrower.

          "Agreement" shall have the meaning set forth in the preamble hereof.
           ---------                                          --------

          "Authorized Officer" shall mean at any time an individual whose
           ------------------
     signature has been certified to Lender on behalf of Borrower pursuant to a Signature Authorization

     Certificate actually received by Lender at such time and whose authority has not been revoked prior to such time in the manner prescribed in such Certificate.

          "Borrower" shall have the meaning set forth in the preamble hereof.
           --------                                          --------

          "Business Day" shall mean a day (other than a Saturday or Sunday) on
           ------------
     which banks are open for business in Chicago, Illinois.

          "Capitalized Lease Obligations" means any amount payable with respect
           -----------------------------
     to any lease of any tangible or intangible property (whether real, personal or mixed), however denoted, which either (i) is required by GAAP to be reflected as a liability on the face of the balance sheet of the lessee thereunder or (ii) based on actual circumstances existing and ascertainable, either at the commencement of the term of such lease or at any subsequent time at which any property becomes subject thereto, can reasonably be anticipated to impose on such lessee substantially the same economic risks and burdens, having regard to such lessee's obligations and the lessor's rights thereunder both during and at the termination of such lease, as would be imposed on such lessee by any lease which is required to be so reflected or by the ownership of the leased property.

          "Closing Date" shall mean the date of this Agreement.
           ------------

          "Code" shall have the meaning set forth in subsection 1.3 hereof.
           ----                                      --------------

          "Collateral" shall mean all real and personal property and/or
           ----------
     interests in property now owned or hereafter acquired by Borrower in or upon which a security interest, lien or mortgage is granted to Lender (or to any agent, trustee or other party acting on Lender's behalf) by Borrower, whether under this Agreement, the other Financing Agreements, or under any other documents, instruments or writings executed by Borrower and delivered to Lender.

          "Corporate Base Rate" shall mean at any time and from time to time the
           -------------------
     rate of interest per annum that First National Bank of Chicago most recently announced as its base rate at Chicago, Illinois, which rate shall not necessarily be the lowest rate of interest which First National Bank of Chicago charges its customers. Any change in the Corporate Base Rate shall be effective as of the effective date stated in the announcement by First National Bank of Chicago of such change.

          "Default" means any event which, with lapse of time or notice or lapse
           -------
     of time and notice, will constitute an Event of Default if it continues uncured.

          "Destruction" shall have the meaning set forth in subsection 6.10
           -----------                                      ---------------
     hereof.

          "Equipment" shall mean any and all of Borrower's now owned or
           ---------
     hereafter acquired machinery, equipment, furniture, furnishings, fixtures and all tangible personal property similar to any of the foregoing (other than "Inventory" as hereinafter defined), together with tools, dies, jigs, molds, machine parts, and motor vehicles of every kind and description, and all improvements, accessions and appurtenances thereto, and any proceeds, including insurance proceeds and condemnation awards.

          "Event of Default" shall mean the occurrence or existence of any one
           ----------------
     or more of the events described in subsection 8.1 hereof.
                                        --------------

          "Financing Agreements" shall mean all agreements, instruments and
           --------------------
     documents, including, without limitation, security agreements, loan agreements, notes, mortgages, deeds of trust, subordination agreements, pledges, powers of attorney, consents, assignments, contracts, notices, leases, financing statements and all other written matter whether heretofore, now, or hereafter executed by or on behalf of Borrower and delivered to Lender in connection with the extension by Lender to Borrower of the Total Facility, including without limitation, this Agreement and the Term Note.

          "GAAP" shall mean generally accepted accounting principles which are
           ----
     consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and the Board of the American Institute of Certified Public Accountants, as amended from time to time.

          "General Intangibles" shall mean all now owned or hereafter acquired
           -------------------
     choses in action, causes of action and all other intangible personal property of Borrower of every kind and nature (other than Accounts), including, without limitation, corporate or other business records, inventions, applications, patents, patent applications, service marks, trademarks, trademark applications, trade names, trade secrets, goodwill, registrations, copyrights, licenses, franchises, customer lists, tax refund claims, rights and claims against carriers and shippers, rights to indemnification, proceeds of insurance covering the lives of key employees on which Borrower is beneficiary, and any letter of credit, guarantee, security interest or other security held by or granted to Borrower to secure payment by an Account Debtor.

          "Governmental Authority" shall mean any nation or government, any
           ----------------------
     federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Indebtedness" shall mean, with respect to any Person, as of the date
           ------------
     of determination thereof, (i) all of such Person's indebtedness for borrowed money, (ii) all indebtedness of such Person or any other Person secured by any Lien with respect to any property or asset owned or held by such Person, regardless whether the indebtedness secured thereby shall have been assumed by such Person, (iii) all indebtedness of other Persons which such Person has directly or indirectly guaranteed (whether by discount or otherwise), endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted with recourse to such Person or with respect to which such Person is otherwise directly or indirectly liable, including, without limitation, indebtedness in effect guaranteed by such Person through any agreement (contingent or otherwise) to (A) purchase, repurchase or otherwise acquire such indebtedness or any security therefor, (B) provide funds for the payment or discharge of such indebtedness or any other liability of the obligor of such indebtedness (whether in the form of loans, advances, stock purchases, capital contribution or otherwise), (C) maintain the solvency of any balance sheet or other financial condition of the obligor of such indebtedness, or (D) make payment for any products, materials or supplies or for any transportation or services regardless of the nondelivery or nonfurnishing thereof, if in any such case the purpose or intent of such agreement is to provide assurance that such indebtedness will be paid or discharged or that any agreements relating thereto will be complied with or that the holders of such indebtedness will be protected against loss in respect thereof, (iv) all of such Person's Capitalized Lease Obligations and (v) all actual or contingent reimbursement obligations with respect to letters of credit issued for such Person's account.

          "Indemnified Matters" shall have the meaning set forth in subsection
           -------------------                                      ----------
     9.10 hereof.
     ----

          "Indemnitees" shall have the meaning set forth in subsection 9.10
           -----------                                      ---------------
     hereof.

          "Intellectual Property" shall mean all of Borrower's past, present and
           ---------------------
     future: trade secrets and other proprietary information; trademarks, trade names, service marks, business names, designs, logos, indicia, and/or other source and/or business identifiers and the goodwill of the business relating thereto and all registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights (including, without limitation, copyrights for computer programs) and copyright registrations which have heretofore been or may hereafter be issued throughout the world and all tangible property embodying the copyrights; unpatented inventions (whether or not patentable); patent applications and patents; license agreements related to any of the foregoing set forth in this definition and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, source codes, object codes and other physical manifestations, embodiments or incorporations of the foregoing set forth in this definition; the right to sue for all past, present and future infringements of any of the foregoing set forth in this definition; and all common law and other rights throughout the world in and to all of the foregoing set forth in this definition.

          "Internal Revenue Code" shall mean the Internal Revenue Code of 1986
           ---------------------
     and the regulations promulgated thereunder, as amended from time to time, and any successor statute and/or regulations.

          "Inventory" shall mean any and all goods, including, without
           ---------
     limitation, goods in transit, wheresoever located, whether now owned or hereafter acquired by Borrower, which are held for sale or lease, furnished under any contract of service or held as raw materials, work in process or supplies, and all materials used or consumed in Borrower's business, and shall include such property the sale or other disposition of which has given rise to Accounts and which has been returned to or repossessed or stopped in transit by Borrower.

          "IRS" shall mean the Internal Revenue Service and any successor
           ---
     department or agency.

          "Lender" shall have the meaning set forth in the preamble hereof.
           ------                                          --------

          "Liabilities" shall mean all of Borrower's liabilities, obligations, and indebtedness to Lender of any and every kind and nature, whether heretofore, now or hereafter owing, arising, due or payable and howsoever evidenced, created, incurred, acquired, or owing, whether primary, secondary, direct, contingent, fixed or otherwise (including obligations of performance) and whether arising or existing under written agreement, oral agreement or operation of law, including without limitation all of Borrower's indebtedness and obligations to Lender under this Agreement and any Financing Agreement.

          "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation,
           ----
     assignment, collateral deposit arrangement, security interest, encumbrance for the payment of money, lien (statutory or other), preference, right of setoff, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement (other than a financing statement filed by a "true" lessor pursuant to (S) 9-408 of the Code) naming the owner of the asset to which such Lien relates as debtor, under the Code or other comparable law of any jurisdiction.

          "Loan" shall have the meaning set forth in subsection 2.1 hereof.
           ----                                      --------------

          "Material Adverse Effect" shall mean a material adverse effect upon
           -----------------------
     (i) the business, assets or other properties, liabilities or condition (financial or otherwise), results of operations or prospects of Borrower,
     (ii) the ability of Borrower to repay the Liabilities, (iii) any material aspect of the benefits provided to Lender with respect to the Collateral or financial accommodations provided under this Agreement or any of the Financing Agreements, or (iv) upon the ability of Borrower to perform or cause to be performed any material obligation under this Agreement or any of the Financing Agreements to which any of them are a party.

          "Maturity Date" shall have the meaning set forth in subsection 2.6
           -------------                                      --------------
     hereof.

          "Net Award" shall have the meaning set forth in subsection 6.10
           ---------                                      ---------------
     hereof.

          "Net Proceeds" shall have the meaning set forth in subsection 6.10
           ------------                                      ---------------
     hereof.

          "Non-Excluded Taxes" shall have the meaning set forth in subsection
           ------------------                                      ----------
     9.2 hereof.
     ---

          "Permit" shall mean any permit, approval, authorization, license,
           ------
     variance, or permission required from a Governmental Authority under an applicable Requirement of Law.

          "Person" shall mean any person, employee, individual, corporation,
           ------
     partnership, trust, sole proprietorship, joint venture, or any Governmental Authority.

          "Property" shall mean any real or personal property, plant, building,
           --------
     facility, structure, underground storage tank, equipment or unit, or other asset owned, leased or operated by Borrower (including any surface water thereon or adjacent thereto, and soil and groundwater thereunder).

          "Requirements of Law" shall mean any federal, state or local law, rule
           -------------------
     or regulation, Permit, order, license, decree, guidance, directive or other binding determination of any Governmental Authority.

          "Subsidiary" shall mean any corporation of which more than fifty
           ----------
     percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by Borrower.

          "Taking" shall have the meaning set forth in subsection 6.10 hereof.
           ------                                      ---------------

          "Term Note" shall have the meaning set forth in subsection 2.1 hereof.
           ---------                                      --------------

          "Total Facility" shall mean the amount of $1,000,000.
           --------------

          "Value" shall mean, (i) with respect to any Inventory the lesser of
           -----
     the wholesale market value thereof or the cost thereof calculated on a first-in, first-out basis, and (ii) with respect to any Equipment, such Equipment's auction value as established by an appraiser reasonably acceptable to Lender.

          "Wells Fargo Loan Agreement" shall mean the Second Restated and
           --------------------------
     Amended Loan Agreement dated as of December 16, 1992 between Wells Fargo Bank (Texas), National Association, and Borrower, as amended and modified from time to time.

          "Wells Fargo Loan Documents" shall mean the Wells Fargo Loan Agreement
           --------------------------
     and all documents, instruments and agreements executed in connection therewith, as amended and modified from time to time.

          1.2  Accounting Terms.  Any accounting terms used in this Agreement
               ----------------
which are not specifically defined herein shall have the meanings customarily given them in accordance with GAAP.

          1.3  Others Defined in Illinois Uniform Commercial Code.  All other
               --------------------------------------------------
terms contained in this Agreement (and which are not otherwise specifically defined herein) shall have the meanings provided by the Uniform Commercial Code of the State of Illinois (the "Code") to the extent the same are used or defined
                               ----
therein.

          2.  CREDIT.
              ------

          2.1  Term Loan.  Subject to the provisions of Section 3 below, Lender
               ---------                                ---------
shall advance to Borrower a term loan (the "Loan") in the aggregate amount of
                                            ----
$1,000,000. Borrower's Liabilities in connection with the Loan shall be evidenced by and payable in accordance with the terms of a note (the "Term
                                                                      ----
Note") of even date herewith in the form attached hereto as Exhibit A and shall
----                                                        ---------
become immediately due and payable as provided in subsection 8.1 hereof and,
                                                  --------------
without notice or demand, upon termination of this Agreement pursuant to subsection 2.6 hereof.
--------------

          2.2  Prepayments; Warrant.  Borrower may permanently prepay its
               --------------------
Liabilities in full prior to the Maturity Date upon irrevocable written notice to Lender. If Borrower does not prepay the Liabilities in full prior to March 1, 1997, Borrower shall issue a Warrant to Lender on the terms and conditions set forth in Exhibit D hereto.

          2.3  Borrower's Loan Account.  Lender shall maintain on its books (i)
               -----------------------
all loans and advances made by Lender to Borrower pursuant to this Agreement,
(ii) all payments made by Borrower on all such loans and advances, and (iii) all other appropriate debits and credits as provided in this Agreement, including, without limitation, all fees, charges, expenses and interest. Borrower promises to pay the amount reflected as owing by it on Lender's books and all of its other obligations hereunder as such amounts become due or are declared due pursuant to the terms of this Agreement; provided, however, that any failure by
                                         --------  -------
Lender to properly record any transaction shall not effect Borrower's obligations hereunder.

          2.4  Interest and Fees.
               -----------------

          (A)(i) Borrower shall pay to Lender interest on the outstanding principal balance of the Loan at the rate of one percent (1%) per annum in excess of the Corporate Base Rate.

          (ii) Interest shall be payable monthly in arrears not later than the last day of each calendar month. Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed. Following the occurrence and during the continuance of an Event of Default, upon written demand by Lender, Borrower shall pay to Lender interest on its Liabilities from the date of an Event of Default until such Event of Default has been cured or waived at the per annum rate of two percent (2%) in excess of the rate set forth above.

          (B) If any payment of any interest amount or any fees or expenses owing pursuant to this agreement falls due on a day that is not a Business Day, then such due date shall be extended to the next following Business Day, and additional interest and fees shall accrue and be payable for the period of such extension.

          2.5  Method for Making Payments.  Unless otherwise agreed in writing
               --------------------------
from time to time hereafter, all payments which Borrower is required to make to Lender under this Agreement or under any of the other Financing Agreements shall be made by payment to Lender at 3801 Lighthouse Drive, Racine, Wisconsin 53402-3617.

          2.6  Term of This Agreement.  The term for this Agreement shall be
               ----------------------
from the date hereof until August 16, 2000 (the "Maturity Date").  Upon the
                                                 -------------
effective date of termination of this Agreement, all of the Liabilities shall become immediately due and payable without notice or demand. Notwithstanding the termination of the Loan and/or this Agreement, until all of the Liabilities under this Agreement, the Term Note and the other Financing Agreements shall have been fully paid and satisfied and all financing arrangements between Borrower and Lender shall have been terminated, all of Lender's rights and remedies under this Agreement shall survive, Lender shall be entitled to retain its security interest in and to all existing and future Collateral.

          3.   CONDITIONS OF ADVANCES.
               ----------------------

          Notwithstanding any other provisions contained in this Agreement, Lender's obligation to make the Loan is subject to the satisfaction of each of the following conditions precedent:

          3.1  Fees and Expenses.  Borrower shall have paid all fees owed to
               -----------------
Lender and reimbursed Lender for all expenses due and payable hereunder on or before the date of such initial advances including, but not limited to, Lender's counsel fees provided for in subsection 9.3.
                             --------------

          3.2  Documents.  Lender shall have received all of the following, each
               ---------
duly executed and delivered and dated the date hereof or such earlier date as shall be satisfactory to Lender, in form and substance satisfactory to Lender:

          (A)  Financing Agreements.  This Agreement, the Term Note and such
               --------------------
     other Financing Agreements as Lender may require. Financing statements shall have been filed in all jurisdictions that Lender deems necessary or advisable.

          (B)  Resolutions.  Certified copies of resolutions of Borrower's Board
               -----------
     of Directors, and, where required, shareholders, authorizing or ratifying the execution, delivery and performance of this Agreement, the Term Note and the Financing Agreements to which Borrower is a party and any other documents provided for herein or therein to be executed by Borrower.

          (C)  Incumbency and Signatures.  A certificate of the Secretary or an
               -------------------------
     Assistant Secretary of Borrower certifying the names of the officer or officers of

     Borrower authorized to sign this Agreement, the Term Note and the Financing Agreements together with a sample of the true signature of each such officer.

          (D)  Constitutive Documents.  Certified copies of Borrower's
               ----------------------
     certificate of incorporation and by-laws, and long form good standing certificates and, if applicable, tax certificates, for all states where the nature and extent of the business transacted by Borrower or the ownership of Borrower's assets makes such qualification necessary.

          (E)  Forms UCC-1 and UCC-2; Termination Statements.  Forms UCC-1 and
               ---------------------------------------------
     UCC-2 from Borrower covering the Collateral, to the extent applicable, together with such termination statements and other documents as Lender deems necessary or appropriate, shall have been filed in all jurisdictions that Lender deems necessary or advisable.

          (F)  Copyright and Trademark Security Agreements.  A Copyright
               -------------------------------------------
     Security Agreement substantially in the form of Exhibit B and a Trademark
                                                     ---------
     Security Agreement substantially in the form of Exhibit C.
                                                     ---------

          (G)  Other.  Such other documents as Lender may reasonably request.
               -----

          3.3  No Event of Default.  No Event of Default or Default shall have
               -------------------
occurred and be continuing.

          3.4  Reaffirmation of Representations and Warranties.  The
               -----------------------------------------------
representations and warranties contained in Section 5 hereof, the Term Note and
                                            ---------
all Financing Agreements are correct on and as of the date of the Loan, before and after giving effect to the Loan, as though made on and as of such date, except to the extent such representations relate solely to an earlier date.

          3.5  Other Requirements.  Lender shall have received, in form and
               ------------------
substance reasonably satisfactory to Lender, all certificates, orders, authorities, consents, affidavits, schedules, instruments, security agreements, financing statements, mortgages and other documents which are provided for hereunder, or which Lender may at any time reasonably request.

          4.   COLLATERAL.
               ----------

          4.1  Security Interest.  To secure payment and performance of its
               -----------------
Liabilities, Borrower hereby grants, conveys, mortgages, hypothecates, pledges, sets over, transfers and assigns to Lender, and grants to Lender a continuing lien upon and security interest in, all of Borrower's property, wherever located, whether now or hereafter existing, owned, licensed, leased (to the extent of Borrower's leasehold interest therein), consigned (to the extent of Borrower's ownership interest therein), arising or acquired including, without limitation, all of Borrower's: (i) Accounts, contract rights, General Intangibles (including without limitation Borrower's Intellectual Property), tax refunds, chattel paper, instruments, notes, letters of credit, documents, documents of title; (ii) Inventory; (iii) Equipment; (iv) all of Borrower's deposit accounts (general or special) with and credits and other claims against Lender, or any other financial institution with which Borrower maintains deposits; (v) all of Borrower's now owned or hereafter acquired monies, and any and all other property and interests in property of Borrower now or hereafter coming into the actual possession, custody or control of Lender or any agent or affiliate of Lender in any way or for any purpose (whether for safekeeping, deposit, custody, pledge, transmission, collection or otherwise); (vi) Goods;
(vii) all insurance proceeds of or relating to any of the foregoing; (viii) all actions with respect to preferential transfers, fraudulent conveyances and other avoidance power claims and any recoveries of cash or proceeds of property representing recoveries under 11 U.S.C. (S)(S) 544, 547, 548, 549, 550 or 553;
(ix) all of Borrower's books and records relating to any of the foregoing; and
(x) all accessions and additions to, substitutions for, and replacements, products and proceeds of any of the foregoing.

          4.2  Grant of License to Use Intangibles.  Solely for the purpose of
               -----------------------------------
enabling Lender to exercise its rights and remedies hereunder at such time as Lender shall be lawfully entitled to exercise such rights and remedies, Borrower hereby grants to Lender an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to Borrower) to use, assign, license or sublicense any of the General Intangibles (including without limitation the Intellectual Property), now owned or hereafter acquired by Borrower, and wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

          4.3  Processing, Sale, Collections, Etc.  Until the occurrence of an
               ----------------------------------
Event of Default and thereafter until such time as Lender shall notify Borrower of the revocation of such power and authority, Borrower (i) may, in the ordinary course of its business, at its own expense, sell, lease or furnish under contracts of service any of the Inventory normally held by Borrower for such purpose, and use and consume, in the ordinary course of its business, any raw materials, work in process or materials normally held by Borrower for such purpose, (ii) may, at its own expense, endeavor to collect, as and when due, all amounts due with respect to any of the nontangible Collateral, including the taking of such action with respect to such collection as Lender may reasonably request or, in the absence of such request, as Borrower may deem advisable, and
(iii) may grant, subject to subsection 4.5, in the ordinary course of business,
                            --------------
to any party obligated on any of the nontangible Collateral, any rebate, refund or allowance to which such Person may be lawfully entitled, and may accept, in connection therewith, the return of Goods, the sale or lease of which shall have given rise to such nontangible Collateral.

          4.4  Preservation of Collateral and Perfection of Security Interests
               ---------------------------------------------------------------
Therein.  Borrower shall execute and deliver to Lender, concurrently with the
-------
execution of this Agreement, and at any time or times hereafter at the request of Lender, all financing statements or other documents (and pay the cost of filing or recording the same in all public offices deemed necessary by Lender), as Lender may reasonably request, in a form satisfactory to Lender, to perfect and keep perfected the security interest in the Collateral granted by Borrower to Lender or to otherwise protect and preserve the Collateral and Lender's security interest therein or to enforce Lender's security interest in the Collateral. Should Borrower fail to do so, Lender is authorized to sign any such financing statements as Borrower's agent. Borrower further agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

          4.5  Loss of Value of Collateral.  Borrower shall promptly notify
               ---------------------------
Lender of any material loss or depreciation in the value of the Collateral.

          4.6  Termination of Security Interest and Liens.  Lender's security
               ------------------------------------------
interest and other Liens in, on and to the Collateral shall terminate when all the Liabilities have been finally and fully paid and performed, at which time Lender shall reassign and redeliver (or cause to be reassigned and redelivered) to Borrower, or to such Person as Borrower shall designate, against receipt, such of the Collateral (if any) assigned by Borrower to Lender as shall not have been sold or otherwise applied by Lender pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments of reassignment and release. Any such reassignment shall be without recourse upon or representation or warranty by Lender and shall be at Borrower's cost and expense.

          4.7  Reasonable Care.  Lender shall be deemed to have exercised
               ---------------
reasonable care in the custody and preservation of any of the Collateral in its possession if it takes such action for that purpose as Borrower requests in writing, but Lender's failure to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of Lender to preserve or protect any rights with respect to such Collateral against prior parties, or to do any act with respect to the preservation of such Collateral not so requested by Borrower, shall be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral.

          4.8  Borrower to Remain Liable.  Borrower hereby expressly agrees
               -------------------------
that, anything herein to the contrary notwithstanding, it shall remain liable under each contract, agreement, interest or obligation assigned to Lender hereunder to observe and perform all of the conditions and obligations to be observed and performed by Borrower thereunder, all in accordance with and pursuant to the terms and provisions thereof. Lender shall not have any duty, responsibility, obligation or liability under any such contract, agreement, interest or obligation by reason of or arising out of the assignment thereof to Lender or the granting to Lender of a security interest therein or Lender's receipt of any obligation pursuant hereto, nor shall Lender be required or obligated in any manner to perform or fulfill any of Borrower's obligations thereunder or pursuant thereto, or to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it or the sufficiency of any performance of any party under any such contract, agreement, interest or obligation, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it, in which it may have been granted a security interest or to which it may be entitled at any time.

          4.9  Appraisals.  At any time and from time to time, Lender, in its
               ----------
sole discretion, may conduct or have conducted by a reputable appraiser acting on Lender's behalf, at Borrower's expense, one or more appraisals of Borrower's Collateral.

          4.10 Maintenance of Collateral.  Borrower hereby covenants at all
               -------------------------
times to keep all of its Inventory, Equipment and other Goods (as applicable) in good repair and condition and in good working or running order.

          4.11 Appointment of Lender as Borrower's Attorney-in-Fact.  Borrower
               ----------------------------------------------------
hereby irrevocably designates, makes, constitutes and appoints Lender (and all persons designated by Lender) as Borrower's true and lawful attorney-in-fact, and authorizes Lender, in Borrower's or Lender's name, following the occurrence of an Event of Default, to (i) demand payment of Borrower's Accounts; (ii) enforce payment of Borrower's Accounts by legal proceedings or otherwise; (iii) exercise all of Borrower's rights and remedies with respect to proceedings brought to collect an Account; (iv) sell or assign any Account upon such terms, for such amount and at such time or times as Lender deems advisable, subject to subsections 8.2 and 8.4; (v) settle, adjust, compromise, extend or renew any
--------------- ---
Account; (vi) discharge and release any Account; (vii) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or other similar document against an Account Debtor; (viii) notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Lender, and open and deal with all mail addressed to Borrower; (ix) do all acts and things which are necessary, in Lender's sole discretion, to fulfill Borrower's obligations under this Agreement; (x) take control in any manner of any item of payment or proceeds thereof; (xi) have access to any lockbox or postal box into which Borrower's mail is deposited; (xii) endorse Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account or any goods pertaining thereto; and (xiii) sign Borrower's name on any verification of Accounts and notices thereof to Account Debtors.

          4.12 Instruments and Chattel Paper.  Promptly upon Borrower's receipt
               -----------------------------
thereof, Borrower shall deliver or cause to be delivered to Lender, with appropriate endorsement and assignment to create a security interest, with full recourse to Borrower, and possession in Lender, all chattel paper and instruments which Borrower now owns or may at any time or times hereafter acquire.

          4.13 Inventory Warranties.  Borrower warrants that (i) Borrower's
               --------------------
Inventory is located on the premises listed for Borrower on Schedule 4.13 and is
                                                            -------------
not in transit except between locations of Borrower set forth on Schedule 4.13;
                                                                 -------------
(ii) it is not subject to any lien or security interest whatsoever except for the security interest granted to Lender hereunder and except as specifically permitted herein; and (iii) it is of good and merchantable quality, free from any defects which would affect the market value of such Inventory.

          4.14 Safekeeping of Inventory and Inventory Covenants.  Lender shall
               ------------------------------------------------
not be responsible for: (i) the safekeeping of the Inventory; (ii) any loss or damage to the Inventory; (iii) any diminution in the value of the Inventory; or
(iv) any act or default of any carrier, warehouseman, bailee, forwarding agency or any other Person. As between Borrower and Lender, all risk of loss, damage, destruction or diminution in value of the Inventory shall be borne by Borrower. Borrower shall not sell any Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate Borrower to repurchase such Inventory except sales of Inventory made in the ordinary course of business consistent with past practices.

          4.15 Equipment Warranties.  Borrower warrants that (i) Borrower's
               --------------------
Equipment is owned by Borrower and is located on the premises listed for Borrower on Schedule 4.13; (ii) Borrower's Equipment is not subject to any lien
            -------------
or security interest whatsoever except for the security interest granted to Lender hereunder and except as specifically permitted herein; and (iii) Borrower's Equipment is in good condition and repair and is currently used or usable in Borrower's business.

          4.16 Safekeeping of Equipment and Real Property.  Lender shall not be
               ------------------------------------------
responsible for: (i) the safekeeping of the Equipment; (ii) any loss or damage to the Equipment; (iii) any diminution in the value of the Equipment; or (iv) any act or default of any repairman, bailee or any other Person with respect to the Equipment. As between Borrower and Lender, all risk of loss, damage, destruction or diminution in value of the Equipment shall be borne by Borrower. Except for normal wear and tear and incidental damage and destruction, Borrower agrees, (a) not abandon the Real Property; (b) keep the Real Property in good, safe and insurable condition and repair and not to commit or suffer waste; (c) refrain from impairing or diminishing the value of the mortgages granted by Borrower to Lender; and (d) neither to make nor to permit structural or other substantial alterations in the buildings or any substantial construction on the Real Property without the prior consent of Lender.

          5.   REPRESENTATIONS AND WARRANTIES.
               ------------------------------

          Borrower represents and warrants that as of the date of the execution of this Agreement, and continuing so long as any of the Liabilities remain outstanding, and (even if there shall be no Liabilities of Borrower outstanding) so long as this Agreement remains in effect:

          5.1  Corporate Existence.  Borrower is a corporation duly organized,
               -------------------
validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified as a foreign corporation and is in good standing in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary, except for those jurisdictions in which the failure so to qualify would not have a Material Adverse Effect.

          5.2  Corporate Authority.  The execution and delivery by Borrower of
               -------------------
this Agreement and of all the other Financing Agreements and the performance of Borrower's obligations hereunder and thereunder: (i) are within Borrower's corporate powers; (ii) are duly authorized by Borrower's Board of Directors and, if necessary, Borrower's stockholders; (iii) are not in contravention of the terms of Borrower's certificate of incorporation, or by-laws, or of any indenture, agreement or undertaking to which Borrower is a party or by which Borrower or any of its property is bound; (iv) does not, as of the execution hereof, require any consent, registration or approval of any Governmental Authority; (v) does not contravene any contractual or governmental restriction binding upon Borrower; and (vi) will not, except as contemplated herein, result in the imposition of any lien, charge, security interest or encumbrance upon any property of Borrower under any existing indenture, mortgage, deed of trust, loan or credit agreement or other material agreement or instrument to which Borrower is a party or by which it or its property may be bound or affected.

          5.3  Binding Effect.  This Agreement, the Term Note, and all of the
               --------------
Financing Agreements are the legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their terms.

          5.4  Collateral.  Except as disclosed on Schedule 5.4 attached hereto,
               ----------                          ------------
except as contemplated herein, and except for liens for current taxes not yet due and payable, all of the applicable Collateral is and will continue to be owned by Borrower, has been fully paid for and is free and clear of all security interests, liens, claims, and encumbrances. Borrower has good and indefeasible title to its assets, including the Collateral, free of all Liens.

          5.5  Solvency.  Borrower is not "insolvent," nor will Borrower's
               --------
incurrence of obligations, direct or contingent, to repay the Loan render Borrower "insolvent." For purposes of this subsection 5.5, a corporation is
                                            --------------
"insolvent" if (i) the "present fair salable value" (as defined below) of its assets is less than the amount that will be required to pay its probable liability on its existing debts and other liabilities (including contingent liabilities) as they become absolute and matured; (ii) its property constitutes unreasonably small capital for it to carry out its business as now conducted and as proposed to be conducted including its capital needs; (iii) it intends to, or believes that it will, incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by it and amounts to be payable on or in respect of debt of it), or the cash available to it after taking into account all of its other anticipated uses of the cash is anticipated to be insufficient to pay all such amounts on or in respect of its debt when such amounts are required to be paid; or (iv) it believes that final judgments against it in actions for money damages will be rendered at a time when, or in an amount such that, it will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered), or the cash available to it after taking into account all other anticipated uses of its cash, is anticipated to be insufficient to pay all such judgments promptly in accordance with their terms. For purposes of this subsection 5.5, the following
                                                  --------------
terms have the following meanings: (x) the term "debts" includes any legal
                                                 -----
liability, whether matured or unmatured, liquidated, absolute, fixed or contingent, (y) the term "present fair salable value" of assets means the amount
                          --------------------------
which may be realized, within a reasonable time, either through collection or sale of such assets at their regular market value and (z) the term "regular
                                                                    -------
market value" means the amount which a capable and diligent businessman could
------------
obtain for the property in question within a reasonable time from an interested buyer who is willing to purchase under ordinary selling conditions.

          5.6  Chief Place of Business.  As of the execution hereof, the
               -----------------------
principal place of business and chief executive office of Borrower is located at 9990 Richmond Avenue, Suite 400, Houston, Texas 77042-4548. If any change in location occurs, Borrower shall notify Lender thereof in accordance with subsection 7.7 hereof. As of the execution hereof, the books and records of
--------------
Borrower and all chattel paper and all records of account are located at the principal place of business and chief executive office of Borrower, and if any change in such location occurs, Borrower shall notify Lender thereof in accordance with subsection 7.7 hereof.
                --------------

          5.7  Other Corporate Names.  Except as disclosed on Schedule 5.7
               ---------------------                          ------------
attached hereto, Borrower has not used any corporate or fictitious names in the past five years other than the corporate name shown on Borrower's Certificate of Incorporation.

          5.8  Tax Liabilities.  Borrower has filed all federal, state and local
               ---------------
tax reports and returns required by any law or regulation to be filed by it except for extensions duly obtained, and has either duly paid all taxes, duties and charges indicated due on the basis of such returns and reports, or made adequate provision for the payment thereof, and the assessment of any material amount of additional taxes in excess of those paid and reported is not reasonably expected by Borrower.

          5.9  Loans.  Except for trade payables arising in the ordinary course
               -----
of Borrower's business, and indebtedness disclosed or permitted under subsection
                                                                      ----------
7.2 below, there are currently no loans or other indebtedness for borrowed
---
money.

          5.10 Subsidiaries.  Except as disclosed on Schedule 5.10 attached
               ------------                          -------------
hereto, as of the date hereof, Borrower has no Subsidiaries.

          5.11 Litigation and Proceedings.  Except as disclosed on Schedule 5.11
               --------------------------                          -------------
attached hereto, no judgments, orders, decrees, rulings, writs or injunctions are outstanding against Borrower nor is there now pending or, to the best of Borrower's knowledge after diligent inquiry, threatened, any litigation, investigations, contested claim, or governmental proceeding by or against Borrower except judgments, orders, decrees, rulings, writs or injunctions and pending or threatened litigation, investigations, contested claims and governmental proceedings which would not have a Material Adverse Effect.

          5.12 Other Agreements.  Except as disclosed on Schedule 5.12 attached
               ----------------                          -------------
hereto, Borrower is not in default under any contract, lease, or commitment to which it is a party or by which it is bound which could cause a Material Adverse Effect. Borrower knows of no dispute regarding any contract, lease, or commitment which could have a Material Adverse Effect.

          5.13  Compliance with Laws and Regulations.  The execution and
                ------------------------------------
delivery by Borrower of this Agreement and all of the other Financing Agreements and the performance of Borrower's obligations hereunder and thereunder are not in contravention of any law or laws. Borrower is in compliance with all laws, orders, regulations and ordinances of all federal, foreign, state and local governmental authorities relating to the business, operations and the assets of Borrower, except for laws, orders, regulations and ordinances the violation of which could not have a Material Adverse Effect.

          5.14 Patents, Trademarks and Licenses.  Borrower possesses adequate
               --------------------------------
assets, licenses, permits, patents, patent applications, copyrights, service marks, trademarks, trade names, government approvals or other authorizations and other rights that are necessary for Borrower to continue to conduct its business as heretofore conducted by it and all such licenses, permits, patents, patent applications, copyrights, service marks, trademarks, trade names, government approvals or authorizations and other rights are listed on Schedule 5.14, attached hereto and
                                              -------------
made a part hereof.

          5.15 Survival of Warranties.  All representations and warranties
               ----------------------
contained in this Agreement, the Term Note and any of the Financing Agreements shall survive the execution and delivery of this Agreement.

          6.   AFFIRMATIVE COVENANTS.
               ---------------------

          Borrower covenants and agrees that, so long as any of the Liabilities remain outstanding, and (even if there shall be no Liabilities outstanding) so long as this Agreement remains in effect:

          6.1  Financial Statements and Notices.  Except as otherwise expressly
               --------------------------------
provided for herein, Borrower shall keep proper books of record and account in which full and true entries will be made of all dealings or transactions of or in relation to the business and affairs of Borrower, in accordance with GAAP consistently applied, and Borrower shall cause to be furnished to Lender:

          (A)  Financial Statements.  Such monthly, quarterly and annual
               --------------------
financial statements as Lender may reasonably request, within 90 days after the end of each such period;

          (B)  Default Notices.  As soon as practicable (but in any event not
               ---------------
more than five (5) Business Days after the President or Chief Financial Officer or any Authorized Officer of Borrower obtains knowledge of the occurrence of an event or the existence of a circumstance giving rise to an Event of Default or a Default), notice of any and all Events of Default or Defaults hereunder;

          (C)  Account Debtors List.  At the request of Lender, names and
               --------------------
addresses of Borrower's Account Debtors;

          (D)  Notice of Movement of Goods, Change of Address and Change of
               ------------------------------------------------------------
Name.  Furnish notice in writing to Lender, as soon as possible and in any event
----
within five (5) days (i) before any of Borrower's mobile Goods are removed from the state in which such mobile Goods were previously located or (ii) after the occurrence of any change in the address of Borrower's locations (as described on
Schedule 4.13); and
-------------

          (E)  Other Information.  With reasonable promptness, such other
               -----------------
business or financial data as Lender may reasonably request.

          6.2  Books, Records and Inspections.  Borrower shall maintain complete
               ------------------------------
and accurate books and records. Lender, or any Person designated by Lender in writing, shall have the right, from time to time hereafter, to call at Borrower's place or places of business

(or any other place where the Collateral or any information relating thereto is kept or located) during reasonable business hours, and, without hindrance or unreasonable delay, (i) to inspect, audit, check and make copies of and extracts from Borrower's books, records, journals, orders, receipts and any correspondence and other data relating to Borrower's business or to any transactions between the parties thereto, (ii) to make such verification concerning the Collateral as Lender may consider reasonable under the circumstances, and (iii) to discuss the affairs, finances and business of Borrower with any officers, employees or directors of Borrower.

          6.3  Conduct of Business.  Except as contemplated herein, Borrower
               -------------------
shall maintain its corporate existence, shall maintain in full force and effect all licenses, bonds, franchises, leases, patents, Permits, contracts and other rights necessary or desirable to the profitable conduct of its business, continue in, and limit its operations to, the same general line of business as that presently conducted by it and comply with all laws, orders, regulations and ordinances of any federal, foreign, state or local governmental authority, except for such laws, orders, regulations and ordinances the violation of which could not have a Material Adverse Effect.

          6.4  Claims and Taxes.  Borrower agrees to indemnify and hold Lender
               ----------------
and each of its officers, directors, employees, attorneys and agents harmless from and against any and all claims, demands, liabilities, losses, damages, penalties, costs, and expenses (including, without limitation, reasonable attorneys' and consultants' fees) relating to or in any way arising out of the possession, use, operation or control of Borrower's assets, except to the extent that any of such claims, demands, liabilities, losses, damages, penalties, costs and expenses is found in a final judgment by a court of competent jurisdiction to have arisen from willful misconduct or gross negligence of Lender or such officer, director, employee, attorney or agent. Borrower shall pay or cause to be paid all license fees, bonding premiums, real and personal property taxes, assessments and charges and all of Borrower's franchise, income, unemployment, use, excise, old age benefit, withholding, sales and other taxes and other governmental charges assessed against Borrower, or payable by Borrower when due, provided that Borrower shall have the right to contest in good faith, by appropriate proceedings promptly initiated and diligently conducted, the validity, amount or imposition of any such tax, assessment or charge, and upon such good faith contest to delay or refuse payment thereof, if Borrower establishes adequate reserves to cover such contested taxes, assessments or charges.

          6.5  Lender's Closing Costs and Expenses.  Borrower shall reimburse
               -----------------------------------
Lender on demand for all reasonable expenses and fees paid or incurred in connection with the documentation, negotiation and closing of the Loan, including, without limitation, appraisals performed in connection with this transaction, lien search, filing and recording fees and the reasonable fees and expenses of Lender's attorneys and paralegals, whether such expenses and fees are incurred prior to or after the date hereof.

          6.6  Borrower's Liability Insurance.  Borrower shall maintain, at its
               ------------------------------
expense, such public liability and third party property damage insurance in such amounts and with such deductibles as is customarily maintained by companies similarly situated.

          6.7  Borrower's Property, Business and Life Insurance.  Borrower
               ------------------------------------------------
shall, at its expense, keep and maintain its assets and business insured against business interruption and any other loss or damage by fire, theft, burglary, pilferage, loss in transit, explosion, spoilage and all other hazards and risks ordinarily insured against by other owners or users of such properties in similar businesses, including flood, if the same is required pursuant to a designation of the area in which the Real Property is located as flood prone or a flood risk area, as defined by the Flood Disaster Protection Act of 1973, as amended, in an amount at least equal to the lesser of (i) the outstanding principal balance of Borrower's Liabilities or (ii) the full insurable value of all such property. All such policies of insurance shall be in form and substance reasonably satisfactory to Lender.

          6.8  Notice of Suit or Adverse Change in Business.  Borrower shall, as
               --------------------------------------------
soon as possible, and in any event within five (5) days after Borrower learns of the following, give written notice to Lender of (i) any material proceeding(s) (including, without limitation, litigation, investigations, arbitration or governmental proceedings) being instituted or threatened to be instituted by or against Borrower in any federal, state, local or foreign court or before any commission or other regulatory body (federal, state, local or foreign), (ii) notice that Borrower's operations are not in full compliance with requirements of applicable federal, state or local environmental, health and safety statutes and regulations, (iii) notice that Borrower is subject to federal or state investigation evaluating whether any remedial action is needed to respond to the release of any hazardous or toxic waste, substance or constituent, or other substance into the environment, (iv) notice that any properties or assets of Borrower are subject to an Environmental Lien, and (v) any Material Adverse Effect.

          6.9  Supervening Illegality.  If, at any time or times hereafter,
               ----------------------
there shall become effective any amendment to, deletion from or revision, modification or other change in any provision of any statute, or any rule, regulation or interpretation thereunder or any similar law or regulation, affecting Lender's extension of credit described in this Agreement, Borrower shall, at Borrower's option, either (i) pay to Lender the then outstanding balance of Borrower's Liabilities (which prepayment shall be without penalty or premium), and hold Lender harmless from and against any and all obligations, fees, liabilities, losses, penalties, costs, expenses and damages, of every kind and nature, imposed upon or incurred by Borrower by reason of Lender's failure or inability to comply with the terms of this Agreement or any of the other Financing Agreements, or (ii) indemnify and hold Lender harmless from and against any and all obligations, fees, liabilities, losses, penalties, costs, expenses and damages, of every kind and nature, imposed upon or incurred by Lender by reason of such amendment, deletion, revision, modification, or other change.

          6.10 Destruction and Condemnation.  In case of any damage to or loss
               ----------------------------
or destruction of the Collateral or any part thereof (each, a "Destruction"),
                                                               -----------
Borrower shall promptly send to Lender a notice setting forth the nature and extent of such Destruction. The proceeds of any insurance payable in respect of such Destruction are hereby assigned and shall be paid to Lender. All such proceeds, less the amount of any expenses incurred in litigating, arbitrating, compromising or settling any claim arising out of such Destruction ("Net
                                                                     ---
Proceeds"), shall be applied by Lender, in its sole discretion, to the payment
--------
of Borrower's

Liabilities in accordance with the provisions of this subsection 6.10. In the
                                                      ---------------
event of any taking of the Real Property or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of Borrower's Real Property or any part thereof, by any Governmental Authority, civil or military (each, a "Taking"), Borrower shall immediately notify Lender
                            ------
upon receiving notice of such Taking or commencement of proceedings therefor. All proceeds and any award or payment in respect of any Taking are hereby assigned and shall be paid to Lender and Borrower shall take all steps necessary to notify the condemning authority of such assignment. Such award or payment, less the amount of any expenses incurred in litigating, arbitrating, compromising or settling any claim arising out of such Taking ("Net Award"),
                                                                ---------
shall be applied by Lender, in its sole discretion, to the payment of Borrower's Liabilities.

          7.   NEGATIVE COVENANTS.
               ------------------

          Borrower covenants and agrees that so long as any of the Liabilities remain outstanding, and (even if there shall be no Liabilities outstanding) so long as this Agreement remains in effect (unless Lender shall give its prior written consent thereto):

          7.1  Encumbrances.  Except as set forth on Schedule 5.4 hereto, or
               ------------                          ------------
contemplated herein, Borrower shall not create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien or other encumbrance of any nature whatsoever on any of its assets, including, without limitation, the Collateral, other than: (i) liens securing the payment of taxes, either not yet due or the validity of which is being contested in good faith by appropriate proceedings, and as to which Borrower shall, if appropriate under GAAP, have set aside on its books and records adequate reserves; (ii) deposits under workmen's compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business; (iii) the liens and security interests in favor of Lender; (iv) purchase money liens for equipment not to exceed $25,000 per annum; (v) liens and security interests granted pursuant to the Wells Fargo Loan Documents; and
(vi) other liens and encumbrances on property, which do not, in Lender's determination, (a) impair the use of such property, or (b) lessen the value of such property for the purposes for which the same is held by Borrower.

          7.2  Indebtedness.  Except as set forth on Schedule 7.2 hereto,
               ------------                          ------------
Borrower shall not incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any obligations or indebtedness, except (i) the Liabilities pursuant to the Financing Agreements; (ii) trade obligations and normal accruals and other expenses, including, but not limited to, operating leases permitted pursuant to this Agreement, incurred in the ordinary course of business not yet past due and payable, or with respect to which Borrower is contesting in good faith the amount or validity thereof by appropriate proceedings, and then only to the extent that Borrower has set aside on its books adequate reserves therefor, if appropriate under GAAP; (iii) indebtedness in respect of Capitalized Lease Obligations permitted pursuant to this Agreement; (iv) indebtedness incurred pursuant to the Wells Fargo Loan Documents in an aggregate principal amount of up to $3,500,000 and all interest, attorneys' fees and expenses and collection costs; and (v) purchase money liens for equipment not to exceed $25,000 per year. Except as otherwise permitted by this Agreement, Borrower shall not pay any obligations or indebtedness before the same are due.

          7.3  Consolidations, Mergers or Acquisitions.  Except as set forth on
               ---------------------------------------
Schedule 7.3 hereto, Borrower shall not be a party to any merger, consolidation
------------
or exchange of stock, or purchase or otherwise acquire all or substantially all of the assets or stock of any class of, or any partnership or joint venture interest in, any other Person, or sell, transfer, convey or lease all or any substantial part of its assets, or sell or assign, with or without recourse, any receivables (other than for collection of delinquent Accounts in the ordinary course of business).

          7.4  Disposal of Property.  Borrower shall not sell, lease, transfer
               --------------------
or otherwise dispose of any of its properties, assets and rights to any Person except for (i) sales of Inventory to customers in the ordinary course of business and (ii) sales of Equipment in an aggregate amount not to exceed $25,000 per year. Except as set forth on Schedule 5.4 hereto and sales of
                                          ------------
Equipment in an aggregate amount not to exceed $25,000 per year, Borrower shall not without Lender's prior written consent, sell, lease, grant a security interest in or otherwise dispose of or encumber the Equipment, or any part thereof. In the event any of the Equipment is sold, transferred or otherwise disposed of as herein provided, (a) and (1) such sale, transfer or disposition is effected without replacement of the Equipment so sold, transferred or disposed of or (2) such Equipment is replaced by Equipment leased by Borrower, Borrower shall, subject to the prior rights, if any, of the persons listed on
Schedule 5.4 hereto, deliver all of the cash proceeds of any such sale, transfer
------------
or disposition to Lender, which proceeds shall be applied to the repayment of Borrower's Liabilities, or (b) such sale, transfer or disposition is made in connection with the purchase by Borrower of replacement Equipment, Borrower shall, subject to the prior rights, if any, of the persons listed on Schedule
                                                                     --------
5.4 hereto, use the proceeds of such sale, transfer or disposition to finance
---
the purchase by Borrower of replacement Equipment and shall deliver to Lender written evidence of the use of the proceeds for such purchase. Except as set forth on Schedule 5.4 hereto, all replacement Equipment purchased by Borrower
         ------------
shall be free and clear of all liens, claims and encumbrances, except for Lender's security interests, liens, claims and encumbrances.

          7.5  Dividends and Stock Redemptions.  Borrower shall not, without the
               -------------------------------
prior written consent of Lender, directly or indirectly, (i) redeem, purchase or otherwise retire any of its shares of capital stock, (ii) declare or pay any dividends in any fiscal year on any class or classes of stock, (iii) return capital to its stockholders or (iv) make any other distribution on or in respect of any shares of any class of capital stock not provided for in this subsection
                                                                     ----------
7.5.
---

          7.6  Issuance of Stock.  Borrower shall not issue or distribute any
               -----------------
capital stock or other securities without obtaining the prior written consent of Lender.

          7.7  Amendment of Certificate of Incorporation or By-Laws; Corporate
               ---------------------------------------------------------------
Name; Places of Business.  Borrower shall not amend its Certificate of
------------------------
Incorporation or By-Laws, except that Borrower may amend its Certificate of Incorporation to effect a change in its corporate name, provided that Borrower furnishes to Lender financing statements executed by Borrower which Lender may request prior to the filing of such amendment and furnishes to Lender a copy of such amendment, certified by the Secretary of the State of Texas, within ten
(10) days of the date such amendment is filed with such Secretary of State. Borrower shall not make any change to the location of its principal place of business or chief executive office unless prior to the effective date of such change in location, Borrower delivers to Lender such financing statements executed by Borrower which Lender may request to reflect such change in location. Borrower shall deliver such other documents and instruments as Lender may request in connection with such change in name or location within ten (10) days of the effectiveness of such change or Lender's request therefor.

          7.8  Transactions with Subsidiaries and Affiliates.  Borrower shall
               ---------------------------------------------
not (i) enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service to any Subsidiary or Affiliate except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms no less favorable to Borrower than Borrower would obtain in a comparable arm's-length transaction with an unaffiliated person or corporation and (ii) invest, loan money to or contribute to the capital of any Subsidiary or Affiliate.

          7.9  Other Agreements.  Borrower shall not enter into any agreement
               ----------------
containing any provision which would be violated or breached by the performance of its obligations hereunder or under any instrument or document delivered or to be delivered by it hereunder or in connection herewith or which would violate or breach any provision hereof or of any such instrument or document.

          7.10 Subsidiaries.  Borrower shall not create any Subsidiary.
               ------------

          7.11 Fiscal Year.  Borrower's fiscal year shall not end on any date
               -----------
other than December 31.

     8.   EVENTS OF DEFAULT, RIGHTS AND REMEDIES OF LENDER.
          ------------------------------------------------

          8.1  Events of Default.  If any of the following events ("Events of
               -----------------                                    ---------
Default") shall occur:
-------

          (A) Borrower fails to pay any of its Liabilities when such Liabilities are due or are declared due;

          (B) Borrower fails or neglects to perform, keep or observe any of its covenants, conditions or agreements contained in any of the subsections of this Agreement;

          (C) any warranty or representation now or hereafter made by Borrower in connection with this Agreement, the Term Note or any of the Financing Agreements is untrue or incorrect in any respect when made, or any schedule, certificate, statement, report, financial data, notice, or writing furnished at any time by Borrower to Lender is untrue or incorrect in any respect, on the date as of which the facts set forth therein are stated or certified;

          (D) an "Event of Default" shall occur under the Wells Fargo Loan Agreement;

          (E) a proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute is filed by or against Borrower, Borrower makes an assignment for the benefit of creditors or Borrower takes any corporate action to authorize any of the foregoing and, in the case of an involuntary proceeding filed against Borrower, such proceeding is not discharged or dismissed within forty-five
     (45) days;

          (F) Borrower voluntarily or involuntarily dissolves or is dissolved, terminates or is terminated;

          (G) Borrower becomes insolvent or fails generally to pay its debts as they become due;

          (H) Borrower is enjoined, restrained, or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business affairs;

          (I) a breach by Borrower shall occur under any of the other Financing Agreements and such breach shall continue for more than the applicable grace period, if any, contained therein; or

          (J) since the Closing Date, there shall have occurred any event which could have a Material Adverse Effect,

then Lender may, upon notice to Borrower (i) terminate Lender's obligation to make advances to Borrower pursuant to subsection 2.1 hereof and/or (ii) declare
                                      --------------
any or all of the Liabilities to be immediately due and payable, whereupon all of the Liabilities shall become immediately due and payable, except that if an Event of Default described in subsection 8.1(E) above shall exist or occur, all
                              -----------------
of the Liabilities of Borrower, without notice of any kind, shall be immediately due and payable.

          8.2  Rights and Remedies Generally.  In the event of the occurrence of
               -----------------------------
an Event of Default, Lender shall have, in addition to any other rights and remedies contained in this Agreement, in the Term Note or in any of the Financing Agreements, all of the rights and remedies of a secured party under the Code or other applicable laws, all of which rights and remedies shall be cumulative, and none exclusive, to the extent permitted by law. In addition to all such rights and remedies, the sale, lease or other disposition of the Collateral, or any part thereof, by Lender after an Event of Default may be for cash, credit or any combination thereof, and Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale, and in lieu of actual payment of such purchase price, may set off the amount of such purchase price against the Liabilities then owing. Any sales of the Collateral may be adjourned from time to time with or without notice. Lender may, in its sole discretion, cause the Collateral to remain on Borrower's premises, at Borrower's expense, pending sale or other disposition of the Collateral. Lender shall have the right to conduct such sales on Borrower's premises, at Borrower's expense, or elsewhere, on such occasion or occasions as Lender may see fit. In addition to all such rights and remedies, in the event of the occurrence of an Event of Default, Lender may, (i) in the name of Borrower, or otherwise, demand, collect, receive and receipt for, compound, compromise, settle and give acquittance for, and prosecute and discontinue any suits, causes of action or proceedings in respect of any or all of the Collateral and (ii) at the sole option of Lender, elect to retain all or any part of the Collateral in satisfaction of the Liabilities.

          8.3  Entry Upon Premises and Access to Information.  In the event of
               ---------------------------------------------
the occurrence of an Event of Default, Lender shall have the right to (i) enter upon the premises of Borrower where the Collateral is located (or is believed to be located) without any obligation to pay rent to Borrower, or any other place or places where the Collateral is believed to be located and kept, and render the Collateral unusable or remove the Collateral therefrom to the premises of Lender or any agent of Lender, for such time as Lender may desire, in order effectively to collect or liquidate the Collateral, (ii) without being responsible for loss or damage, and being under no obligation to protect or maintain from loss or damage, hold, store, keep idle, use, lease, operate or otherwise use or permit the use of the Collateral or any part thereof for such time and upon such terms as Lender may deem to be commercially reasonable and/or
(iii) Lender may require Borrower to assemble the Collateral and make it available to Lender at a place or places to be designated by Lender. In the event of the occurrence of an Event of Default, Lender shall have the right to obtain access to Borrower's data processing equipment, computer hardware and software relating to the Collateral and to use all of the foregoing and the information contained therein in any manner Lender deems appropriate; and Lender shall have the right to notify post office authorities to change the address for delivery of Borrower's mail to an address designated by Lender and to receive, open and deal with all mail addressed to Borrower.

          8.4  Sale or Other Disposition of Collateral by Lender.  Any notice
               -------------------------------------------------
required to be given by Lender of a sale, lease or other disposition or other intended action by Lender with respect to any of the Collateral which is deposited in the United States mails, postage prepaid and duly addressed to Borrower at the address specified in subsection 9.9 below, at least ten (10)
                                     --------------
Business Days prior to such proposed action shall constitute fair and reasonable notice to Borrower of any such action. The net proceeds realized by Lender upon any such sale or other disposition, after deduction for the expense of retaking, holding, preparing for sale, selling or the like and the reasonable attorneys' fees and legal expenses incurred by Lender in connection therewith, shall be applied as provided herein toward satisfaction of Borrower's Liabilities including, without limitation, the Liabilities described in subsections 6.5 and
                                                            ---------------
9.3 of this Agreement.  Lender shall account to Borrower for any surplus
---
realized upon
such sale or other disposition, and Borrower shall remain liable for any deficiency. The commencement of any action, legal or equitable, or the rendering of any judgment or decree for any deficiency shall not affect Lender's security interest in and lien against the Collateral until the Liabilities are fully paid. Borrower agrees that Lender has no obligation to preserve rights to the Collateral against any other parties.

          8.5  Waiver of Demand.  Demand, presentment, protest and notice of
               ----------------
nonpayment are hereby waived by Borrower. Borrower also waives the benefit of all valuation, appraisal and exemption laws.

          8.6  Endorsement by Lender; Setoff.  Borrower agrees that, if at any
               -----------------------------
time any Event of Default or Default shall have occurred and be continuing:

          (A) Lender or the holder of the Note, in its sole discretion, may take control of and is authorized to endorse Borrower's name to any item of payment for or proceeds of Collateral, and apply to the payment of the Liabilities any and all balances, credits, deposits, accounts or moneys of Borrower then or thereafter with Lender or such holder; and

          (B)  Without limitation of subsection 8.6(A), Lender is hereby
                                     -----------------
authorized, without notice to Borrower, (i) to set off against and to appropriate and apply to the payment of the Liabilities (whether matured or unmatured, fixed or contingent or liquidated or unliquidated) any and all amounts which Lender is obligated to pay over to Borrower (whether matured or unmatured, and, in the case of deposits, whether general or special, time or demand and however evidenced) and (ii) pending any such action, to the extent necessary, to hold such amounts as Collateral to secure such Liabilities and to dishonor any and all checks and other items drawn against any deposits so held as Lender in its sole discretion may elect.

          9.   MISCELLANEOUS.
               -------------

          9.1  Waiver.  Lender's failure, at any time or times hereafter, to
               ------
require strict performance by Borrower of any provision of this Agreement shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Lender of an Event of Default by Borrower under this Agreement, the Term Note or any of the other Financing Agreements shall not suspend, waive or affect any other Event of Default by Borrower under this Agreement, the Term Note or any of the other Financing Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement, the Term Note or any of the other Financing Agreements and no Event of Default by Borrower under this Agreement, the Term Note or any of the other Financing Agreements shall be deemed to have been suspended or waived by Lender unless such suspension or waiver is in writing signed by an officer of Lender, and directed to Borrower specifying such suspension or waiver.

          9.2  Taxes.  All payments by Borrower of principal of, and interest
               -----
on, the Liabilities and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding taxes imposed on or measured by any net income or receipts of Lender and any taxes imposed by reason of Lender not being a U.S. person as defined in Internal Revenue Code (S) 7701(a)(30) (such non-excluded items being herein called "Non -Excluded Taxes").
In the event that any withholding or deduction from any   -------------------
payment to be made by Borrower hereunder is required in respect of any Non-Excluded Taxes pursuant to applicable law, rule or regulation, then Borrower will:

          (i) pay directly to the relevant authority the full amount required to be so withheld or deducted;

          (ii) promptly forward to Lender an official receipt or other documentation satisfactory to Lender evidencing such payment to such authority; and

          (iii) pay to Lender any additional amount necessary to ensure that the net amount actually received by Lender will equal the full amount Lender would have received had not such withholding or deduction been required.

Moreover, if any Non-Excluded Taxes are directly asserted against Lender with respect to any payment received by Lender hereunder, Lender may pay such Non-Excluded Taxes and Borrower will promptly pay any additional amount (including any penalties, interest or expenses) necessary in order that the net amount received by Lender after the payment of such Non-Excluded Taxes (including any Non-Excluded Taxes on such additional amount) shall equal that amount Lender would have received had such Non-Excluded Taxes not been asserted. If Borrower fails to pay any Non-Excluded Taxes (other than any such taxes which (x) are being contested by Borrower in good faith and by appropriate proceedings and (y) if not paid, will not result in the imposition of any penalty on Lender) when due to the appropriate taxing authority or fails to remit to Lender the required receipts or other required documentary evidence, Borrower shall compensate Lender for and hold Lender harmless against, any incremental Non-Excluded Taxes, interest or penalties that may become payable as a result of such failure.

          9.3  Costs and Attorneys' Fees.  If at any time or times hereafter
               -------------------------
Lender employs counsel in connection with protecting or perfecting Lender's security interest in the Collateral or in connection with any matters contemplated by or arising out of this Agreement, the Term Note or any of the Financing Agreements, whether (i) to prepare, negotiate or execute (x) any amendment to or modification or extension of this Agreement, the Term Note or any of the Financing Agreements or any instrument, document or agreement executed by any Person in connection with the transactions contemplated by this Agreement, (y) any new or supplemental Financing Agreements, or any instrument, document or agreement to be executed by any Person in connection with the transactions contemplated by this Agreement, or (z) any instrument, document or agreement in connection with any sale or attempted sale of any interest herein to any participant, (ii) to commence, defend, or intervene in any litigation or to file a petition, complaint, answer, motion or other pleadings, (iii) to take any other action in or with respect to any suit or proceeding (bankruptcy or otherwise), (iv) to consult with officers of Lender to advise Lender, (v) to protect, collect, lease, sell, take possession of, release or liquidate any of the Collateral or (vi) to attempt to enforce or to enforce any security interest in any of the Collateral or to enforce any rights of Lender hereunder, including, without limitation, Lender's rights to collect any of the Liabilities, then in any of such events, all of the reasonable attorneys' fees arising from such services, and any expenses, costs and charges relating thereto, including, without limitation, all reasonable fees of all paralegals and other staff employed by such attorneys, together with interest at the rate prescribed in subsection 2.4(A) above, shall be part of the
                                   -----------------
Liabilities, payable on demand and secured by the Collateral.

          9.4  Expenditures by Lender.  In the event Borrower shall fail to pay
               ----------------------
taxes, insurance, assessments, costs or expenses which Borrower is, under any of the terms hereof, required to pay, or fails to keep Borrower's Collateral free from other security interests, liens or encumbrances, except as permitted herein, Lender may, in its sole discretion, make expenditures for any or all of such purposes, and the amount so expended, together with interest thereon at the rate prescribed in subsection 2.4 above, shall be part of Borrower's
                   --------------
Liabilities, payable on demand and secured by the Collateral.

          9.5  Reliance by Lender.  All covenants, agreements, representations
               ------------------
and warranties made herein by Borrower shall, notwithstanding any investigation by Lender, be deemed to be material to and to have been relied upon by Lender.

          9.6  Severability.  Wherever possible, each provision of this
               ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or be invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

          9.7  Marshalling; Payments Set Aside.  Lender shall be under no
               -------------------------------
obligation to marshall any assets in favor of Borrower or any other party or against or in payment of any or all of the Liabilities. To the extent that Borrower makes a payment or payments to Lender or Lender enforces its security interests or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

          9.8  Section Titles.  The section titles contained in this Agreement
               --------------
shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties.

          9.9  Notices.  Except as otherwise expressly provided herein, any
               -------
notice required or desired to be served, given or delivered hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered
(i) three (3) days after deposit in the

United States mails, with proper postage prepaid, (ii) when sent after receipt of confirmation if sent by telecopy or other similar facsimile transmission,
(iii) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (iv) when delivered, if hand delivered by messenger, all of which shall be properly addressed to the party to be notified and sent to the address or number indicated as follows:

     (i)  If to Lender at:

          3801 Lighthouse Drive
          Racine, Wisconsin 53042-3617
          Telephone:  (414) 639-1210
          Telecopy:   (414) 639-3466

     with copies to:

          Katten Muchin & Zavis
          525 West Monroe Street
          Suite 1600
          Chicago, Illinois 60603
          Attention:  Jeff J. Marwil, Esq.
          Telephone: (312) 902-5454
          Telecopy:  (312) 902-1061

     (ii) If to Borrower at:

          Visual Numerics, Inc.
          9990 Richmond Avenue
          Suite 400
          Houston, Texas
          Attention:  Mr. Richard Couch
                      Mr. Lloyd Carpening
          Telephone: (800) 222-4675
          Telecopy:  (713) 781-9264

     with copies to:

          Venture Law Group
          2800 Sand Hill Road
          Merlo Park, California 94025
          Attention:  Michael Hall, Esq.
          Telephone: (415) 233-8308
          Telecopy:  (415) 234-9630

or to such other address or number as each party designates to the other in the manner herein prescribed.

          9.10 Equitable Relief.  Borrower recognizes that, in the event
               ----------------
Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to Lender; therefore, Borrower agrees that Lender, if Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

          9.11 Indemnification.  Borrower agrees to defend, protect, indemnify
               ---------------
and hold harmless Lender and each of its officers, directors, employees, attorneys, consultants and agents (collectively called the "Indemnitees") from
                                                            -----------
and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for and consultants of such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), which may be imposed on, incurred by, or asserted against such Indemnitees (whether direct, indirect, or consequential and whether based on any federal or state laws or other statutory regulations, including, without limitation, securities, environmental and commercial laws and regulations, under common law or at equitable cause or on contract or otherwise, including any Damages and Costs under Environmental, Health or Safety Requirements of Law or common law principles, arising from or in connection with the past, present or future operations of Borrower or its predecessors in interest, or the past, present of future environmental condition of the Property, the presence of asbestos containing materials at the Property, or the Release or threatened Release of any Contaminant into the environment from the Property) in any manner relating to or arising out of this Agreement or the Financing Agreements, or any act, event or transaction related or attendant thereto, the agreements of Lender contained herein, the making of the Loan, the management of the Loan or the Collateral (including any liability under any Requirements of Law) or the use or intended use of the proceeds of the Loan hereunder (collectively, the "Indemnified Matters"); provided that Borrower
                              -------------------
shall not have an obligation to any Indemnitee hereunder with respect to Indemnified Matters to the extent that any of such losses, claims, damages, liabilities or related expenses are found in a final judgment by a court of competent jurisdiction to have arisen from the willful misconduct or gross negligence of such Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees. This indemnification shall survive the extinguishment of the Liabilities and the termination of this Agreement.

          9.12 Counterparts.  This Agreement and any amendment or supplement
               ------------
hereto or any waiver granted in connection herewith may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.

          9.13 Prior Agreements.  The terms and conditions set forth in this
               ----------------
Agreement shall supersede all prior agreements, discussions, correspondence, memoranda and understandings (whether written or oral) of Borrower and Lender concerning or relating to the subject matter of this Agreement.

          9.14 Successors and Assigns.  This Agreement shall be binding upon
               ----------------------
Borrower, Lender and their respective successors and assigns, and shall inure to the benefit of Borrower, Lender, and Lender's successors and assigns. Borrower shall have no right to assign its rights or delegate its duties under this Agreement.

          9.15 Continuing Agreement.  This Agreement shall in all respects be a
               --------------------
continuing Agreement and shall remain in full force and effect until the Loan shall have finally expired or terminated, and Borrower shall have made final payment in full of all Liabilities.

          9.16 Filing of Financing Statement.  At Lender's option, this
               -----------------------------
Agreement, or a carbon, photographic or other reproduction of this Agreement or of any Uniform Commercial Code financing statement covering the Collateral or any portion thereof shall be sufficient as a Uniform Commercial Code financing statement and may be filed as such.

          IN WITNESS WHEREOF, this Loan and Security Agreement has been duly executed as of the day and year first above written.


                                        VISUAL NUMERICS, INC.


                                        By:  /s/ Richard G. Couch
                                           -------------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------


                                        CHARLES W. JOHNSON

                                        By: /s/ Charles W. Johnson
                                           -------------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                   EXHIBIT B
                                      To
                          LOAN AND SECURITY AGREEMENT
                          Dated as of August 16, 1996


                     FORM OF COPYRIGHT SECURITY AGREEMENT
                     ------------------------------------


     THIS COPYRIGHT SECURITY AGREEMENT is made as of August 16, 1996 (this

"Agreement"), by and between Visual Numerics, Inc., a Texas corporation
----------
("Borrower"), and Charles W. Johnson, an individual ("Lender").
----------                                            ------

                             W I T N E S S E T H:
                             -------------------

     WHEREAS, Borrower and Lender are parties to that certain Loan and Security Agreement of even date herewith (as the same may hereafter be modified, amended, restated or supplemented from time to time, the "Loan Agreement"), pursuant to
                                                 --------------
which Lender may, from time to time, extend credit to Borrower; and

     WHEREAS, Lender has required Borrower to execute and deliver this Agreement
(i) in order to secure the prompt and complete payment, observance and performance of all of the Borrower's "Liabilities" (as defined in the Loan Agreement) and (ii) as a condition precedent to any extension of credit under the Loan Agreement;

     NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower agrees as follows:

     1.  Defined Terms.
         -------------

     (A) Unless otherwise defined herein, each capitalized term used herein that is defined in the Loan Agreement shall have the meaning specified for such term in the Loan Agreement.

     (B) The words "hereof," "herein" and "hereunder" and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section or paragraph references are to this Agreement unless otherwise specified.

     (C) All terms defined in this Agreement in the singular shall have comparable meanings when used in the plural, and vice versa, unless otherwise
                                                 ---- -----
specified.

     2.  Incorporation of Premises.  The premises set forth above are
         -------------------------
incorporated into this Agreement by this reference thereto and are made a part hereof.

          3.   Incorporation of the Loan Agreement.  The Loan Agreement and the
               -----------------------------------
terms and provisions thereof are hereby incorporated herein in their entirety by this reference thereto and are made a part hereof.

          4.   Security Interest in Copyrights.  To secure the complete and
               -------------------------------
timely payment, performance and satisfaction of all of the Liabilities of Borrower, Borrower hereby grants to Lender a security interest in, as and by way of a first mortgage and security interest having priority over all other security interests, with power of sale to the extent permitted by applicable law, all of Borrower's now owned or existing and hereafter acquired or arising:

          (A) copyrights and semiconductor chip product mask works, whether statutory or common law, registered or unregistered, now or hereafter in force throughout the world, including, without limitation, all of Borrower's right, title and interest in and to all copyrights and mask works registered in the United States Copyright Office or anywhere else in the world and all applications for registration thereof, whether pending or in preparation, and also including, without limitation, the applications, copyrights and mask works referred to in Schedule A hereto; and (i) the
                                              ----------
     continuations, renewals and extensions thereof, (ii) all income, royalties, damages, proceeds, products and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements thereof, (iii) the right to sue for past, present and future infringements thereof, and (iv) all of Borrower's rights corresponding thereto throughout the world (all of the foregoing, together with the items described in clauses (i)-(iv) in
                                                         ----------------
     this paragraph 4(A) are sometimes hereinafter individually and/or
          --------------
     collectively referred to as the "Copyrights"); and
                                      ----------

          (B) copyright and mask work licenses, including each copyright and mask work license referred to in Schedule B hereto, the right to sue for
                                      ----------
     past, present and future infringements of any thereof, all rights corresponding thereto throughout the world, all extensions and renewals of any thereof and all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages and proceeds of suit (all of the foregoing are hereinafter referred to collectively as the "Licenses"). Notwithstanding the foregoing provisions
                          --------
     of this paragraph 4(B), the Licenses shall not include any license
             --------------
     agreement in effect as of the date hereof which by its terms prohibits the grant of the security contemplated by this Agreement; provided, however,
                                                           --------  -------
     that upon the termination of
     such prohibitions for any reason whatsoever, the provisions of this paragraph 4 shall be deemed to apply thereto automatically.
     -----------

          5.   Restrictions on Future Agreements.  Borrower will not, without
               ---------------------------------
Lender's prior written consent, enter into any agreement, including, without limitation, any license agreement, which is inconsistent with this Agreement, and Borrower further agrees that it will not take any action, and will use its best efforts not to permit any action to be taken by others, including, without limitation, licensees, or fail to take any action, which would in any respect affect the validity or enforcement of the rights transferred to Lender under this Agreement or the rights associated with the Copyrights or Licenses.

          6.   New Copyrights and Licenses.  Borrower represents and warrants
               ---------------------------
that, (i) the Copyrights listed on Schedule A include all of the copyrights and
                                   ----------
copyright applications now owned or held by Borrower, (ii) the Licenses listed on Schedule B include all of the copyright license agreements under which
   ----------
Borrower is the licensee or licensor, (iii) there are no Liens, claims or encumbrances in such Copyrights and Licenses as of the date hereof and (iv) no Liens, claims or encumbrances in such Copyrights and Licenses will be granted by Borrower to any Person or asserted by any Person against Borrower other than Lender. If, prior to the termination of this Agreement, Borrower shall (a) obtain rights to any new patentable inventions, (b) become entitled to the benefit of any copyright, copyright application, license, renewal or extension of any Copyright or License, or (c) enter into any new copyright license agreement, the provisions of paragraph 4 above shall automatically apply
                             -----------
thereto.  Borrower shall give to Lender written notice of events described in clauses (a), (b) and (c) of the preceding sentence promptly after the occurrence
-----------  ---     ---
thereof, but in any event not less frequently than on a quarterly basis. Borrower hereby authorizes Lender to modify this Agreement unilaterally (x) by amending Schedule A to include any future copyrights, and by amending Schedule B
         ----------                                                   ----------
to include any future copyright license agreements, which are Copyrights or Licenses under paragraph 4 above or under this paragraph 6, and (y) by filing,
               -----------                     -----------
in addition to and not in substitution for this Agreement, a duplicate original of this Agreement containing on Schedule A or Schedule B thereto, as the case
                                ----------    ----------
may be, such future copyrights and license agreements.

          7.   Royalties.  Borrower hereby agrees that the use by Lender of the
               ---------
Copyrights and Licenses as authorized hereunder in connection with Lender's exercise of its rights and remedies under paragraph 15 or pursuant to subsection
                                          ------------
8.2 of the Loan Agreement shall be coextensive with Borrower's rights thereunder and with respect thereto and without any liability to Borrower for royalties or other related charges from Lender.

          8.   Right to Inspect; Further Assignments and Security Interests.
               ------------------------------------------------------------
Lender may at all reasonable times (and at any time when an Event of Default or Default exists) have access to, examine, audit, make copies (at Borrower's expense) and extracts from and inspect Borrower's premises and examine Borrower's books, records and operations relating to the Patents and Licenses. Borrower agrees not to sell or assign its respective interests in, or grant any license under, the Copyrights or the Licenses without the prior written consent of Lender.

          9.   Nature and Continuation of Lender's Security Interest;
               ------------------------------------------------------
Termination of Lender's Security Interest.  This Agreement is made for
-----------------------------------------
collateral security purposes only. This Agreement shall create a continuing security interest in the Patents and Licenses and shall terminate only when the Liabilities have been paid in full in cash and the Loan Agreement has been terminated. When this Agreement has terminated, Lender shall promptly execute and deliver to Borrower, at Borrower's expense, all termination statements and other instruments as may be necessary or proper to terminate Lender's security interest in the Copyrights and Licenses, subject to any disposition thereof which may have been made by Lender pursuant to this Agreement or the Loan Agreement.

          10.  Duties of Borrower.  Borrower agrees to use its best efforts to
               ------------------
maintain in full force and effect the Copyrights and Licenses that are or shall be necessary or economically desirable in the operation of Borrower's business. Any expenses incurred in connection with the foregoing shall be borne by Borrower. Lender shall not have any duty with respect to the Copyrights and Licenses. Without limiting the generality of the foregoing, Lender shall not be under any obligation to take any steps necessary to preserve rights in the Copyrights or Licenses against any other parties, but may do so at its option from and after the occurrence of an Event of Default or a Default, and all expenses incurred in connection therewith shall be for the sole account of Borrower and shall be added to the Liabilities secured thereby.

          11.  Lender's Right to Sue.  From and after the occurrence of an Event
               ---------------------
of Default or a Default, Lender shall have the right, but shall not be obligated, to bring suit in its own name to enforce the Copyrights and the Licenses and, if Lender shall commence any such suit, Borrower shall, at the request of Lender, do any and all lawful acts and execute any and all proper documents required by Lender in aid of such enforcement. Borrower shall, upon demand, promptly reimburse Lender for all costs and expenses incurred by Lender in the exercise of its rights under this paragraph 11 (including, without
                                         ------------
limitation, fees and expenses of attorneys and paralegals for Lender).

          12.  Waivers.  Lender's failure, at any time or times hereafter, to
               -------
require strict performance by Borrower of any provision of this Agreement shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith nor shall any course of dealing between Borrower and Lender have such effect. No single or partial exercise of any right hereunder shall preclude any other or further exercise thereof or the exercise of any other right. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement shall be deemed to have been suspended or waived by Lender unless such suspension or waiver is in writing signed by an officer of Lender and directed to Borrower specifying such suspension or waiver.

          13.  Severability.  Whenever possible, each provision of this
               ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but the provisions of this Agreement are severable, and if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part hereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

          14.  Modification.  This Agreement cannot be altered, amended or
               ------------
modified in any way, except as specifically provided in paragraphs 4 and 6
                                                        ------------     -
hereof or by a writing signed by the parties hereto.

          15.  Cumulative Remedies; Power of Attorney.  Borrower hereby
               --------------------------------------
irrevocably designates, constitutes and appoints Lender (and all Persons designated by Lender in its sole and absolute discretion) as Borrower's true and lawful attorney-in-fact, and authorizes Lender and any of Lender's designees, in Borrower's or Lender's name, to take any action and execute any instrument to the extent necessary to accomplish the purposes of this Agreement, including, without limitation, from and after the occurrence of an Event of Default or a Default and the giving by Lender of notice to Borrower of Lender's intention to enforce its rights and claims against Borrower, to (i) endorse Borrower's name on all applications, documents, papers and instruments necessary or desirable for Lender in the use of the Copyrights or the Licenses, (ii) assign, pledge, convey or otherwise transfer title in or dispose of the Copyrights or the Licenses to anyone, (iii) grant or issue any exclusive or nonexclusive license under the Copyrights, or, to the extent permitted, under the Licenses, to anyone, and (iv) take any other actions with respect to the Copyrights or the Licenses as Lender deems in its best interest. Borrower hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable until all of the Liabilities shall have been paid in full in cash and the Loan Agreement shall have been terminated. Borrower acknowledges and agrees that this Agreement is not intended to limit or restrict in any way the rights and remedies of Lender under the Loan Agreement or any of the Financing Agreements, but rather is intended to facilitate the exercise of such rights and remedies.

          Lender shall have, in addition to all other rights and remedies given it by the terms of this Agreement, all rights and remedies allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which the Copyrights or the Licenses may be located or deemed located. Upon the occurrence of an Event of Default or a Default and the election by Lender to exercise any of its remedies under Section 9-504 or Section 9-505 of the Uniform Commercial Code with respect to the Copyrights and Licenses, Borrower agrees to assign, convey and otherwise transfer title in and to the Copyrights and the Licenses to Lender or any transferee of Lender and to execute and deliver to Lender or any such transferee all such agreements, documents and instruments as may be necessary, in Lender's sole discretion, to effect such assignment, conveyance and transfer. All of Lender's rights and remedies with respect to the Patents and the Licenses, whether established hereby, by the Loan Agreement, by any other agreements or by law, shall be cumulative and may be exercised separately or concurrently. Notwithstanding anything set forth herein to the contrary, it is hereby expressly agreed that upon the occurrence of an Event of Default or a Default, Lender may exercise any of the rights and remedies provided in this Agreement, the Loan Agreement and any of the other Financing Agreements.

          16.  Successors and Assigns.  This Agreement shall be binding upon
               ----------------------
Borrower and its successors and assigns, and shall inure to the benefit of Lender and its nominees, successors and assigns. Borrower's successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession of or for Borrower; provided, however, that Borrower shall not
                               --------  -------
voluntarily assign or transfer its rights or obligations hereunder without Lender's prior written consent.

          17.  Governing Law.  Lender and Borrower hereby accept this Agreement
               -------------
at Chicago, Illinois by signing and delivering it there. Any dispute between Lender and Borrower arising out of, connected with, related to, or incidental to the relationship between them in connection with this Agreement, and whether arising in contract, tort, equity, or otherwise, shall be resolved in accordance with the internal laws (as opposed to conflict of laws provisions) of the State of Illinois.

          18.  Notices.  All notices or other communications hereunder shall be
               -------
given in the manner and to the addresses set forth in the Loan Agreement.

          19.  Section Titles.  The section and paragraph titles herein are for
               --------------
convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

          20.  Execution in Counterparts.  This Agreement may be executed in any
               -------------------------
number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                      VISUAL NUMERICS, INC., a Texas corporation



                                      By: _____________________________________
                                      ___  Name:
                                           Title:



                                      ACCEPTED AND AGREED:



                                      By:  _____________________________________
                                           ___Charles W. Johnson, an individual
                                           Title:

                                  Schedule A
                                      to
                         Copyright Security Agreement

                          Dated as of August 16, 1996


                                  COPYRIGHTS
                                  ----------

                         U.S. COPYRIGHT REGISTRATIONS

                                                             DATE OF
                                                             -------
             TITLE OF WORK           REGISTRATION NO.        REGISTRATION
             ---------------         ----------------        ------------
1.  IMSL Libraries Version 2             TXu 492355            10/11/91
2.  C/BASE Library Version 1             TXu 492620            10/11/91
3.  Exponent Graphics                    TX 2886528            07/31/90
4.  Exponent Graphics (v1.0)             TXu 431359            09/29/89
5.  SFUN/ Library                        TXu 397-123           09/29/89
6.  SFUN/Library (v2.1) Users Manual     TXu 387-229           09/29/89
7.  STAT/Environment and                 TXu 397-122           09/29/89
    Installation Assurance Test
    (v1.1)
8.  STAT/Library (v1.1)                  TXu 397-118           09/29/89
9.  STAT/Library (v1.1) User's           TXu 387-350           09/29/89
    Manual (Vol. 1,2,3)
10. STAT/PROTRAN (v2.1)                  TXu 407-816           02/28/90
11. STAT/PROTRAN (v2.1) User's           TXu 405-848           02/28/90
    Manual
12. PDE/PROTRAN (v2.0)                   TXu 407-804           02/28/90
13. PDE/PROTRAN (v2.0) User's Manual     TXu 405-849           02/28/90
14. MATH/PROTRAN (v2.1)                  TXu 407-813           02/28/90
15. MATH/PROTRAN (v2.1) User's           TXu 405-850           02/28/90
    Manual
16. Environment and Installation         TXu 386-926           09/29/89
    Assurance Test Users Guide
17. SFUN/Environment and                 TXu 397-119           09/29/89
    Installation Assurance Test
    (v2.1)

          TITLE OF WORK              CONTROL NO.           DATE OF DEPOSIT
          -------------              -----------           ---------------
              None                      None                    None

                 APPLICATIONS FOR U.S. COPYRIGHT REGISTRATIONS

                                           OFFICIAL DOCKET

                                  Schedule B
                                      to
                         Copyright Security Agreement

                          Dated as of August 16, 1996


                              LICENSE AGREEMENTS
                              ------------------

     All licenses relating to the copyrights set forth on Schedule A.

STATE OF ILLINOIS   )
                    )    SS
COUNTY OF COOK      )


          The foregoing Copyright Security Agreement was acknowledged before me this 16th day of August, 1996, by _________________________, the
________________________________, Visual Numerics, Inc., a Texas corporation, on behalf of such corporation.



                                             _______________________________
                                             Notary Public

                                             My commission expires: ________

STATE OF ILLINOIS   )
                    )    SS
COUNTY OF COOK      )


          The foregoing Copyright Security Agreement was acknowledged before me this 16th day of August, 1996, by Charles W. Johnson, an individual.



                                             _______________________________
                                             Notary Public

                                             My commission expires: ________

                                   EXHIBIT A
                                      To
                          LOAN AND SECURITY AGREEMENT
                          Dated as of August 16, 1996


                               FORM OF TERM NOTE
                               -----------------



$1,000,000                                                     Chicago, Illinois
                                                                 August 16, 1996


          FOR VALUE RECEIVED, the undersigned, Visual Numerics, Inc., a Texas corporation ("Borrower"), hereby unconditionally promises to pay to the order of
              --------
Charles W. Johnson ("Lender"), at_____________________,or at such other place as
                     ------
the holder of this Term Note ("Note") may from time to time designate in
                               ----
writing, in lawful money of the United States of America and in immediately available funds, the principal sum of ONE MILLION AND 00/100 DOLLARS ($1,000,000). This Note is referred to in and was executed and delivered pursuant to that certain Loan and Security Agreement of even date herewith (as from time to time amended, modified, restated or supplemented, the "Loan
                                                                    ----
Agreement") by and between Borrower and Lender, to which reference is hereby
---------
made for a more complete statement of the terms and conditions under which the loan evidenced hereby was made and is to be repaid. All terms which are capitalized and used herein (which are not otherwise specifically defined herein) and which are defined in the Loan Agreement shall be used in this Note as defined in the Loan Agreement.

          Unless otherwise paid sooner pursuant to the provisions of subsections
                                                                     -----------
2.2, 2.6 or 8.1 of the Loan Agreement, the principal indebtedness evidenced
---  ---    ---
hereby shall be payable in full on August 16, 2000.

          Borrower further promises to pay interest on the outstanding principal amount hereof from the date hereof until payment in full hereof at the applicable rates set forth in subsection 2.4(A) of the Loan Agreement. Except
                                         ------
as otherwise provided in the Loan Agreement, interest shall be payable monthly in arrears not later than the last day of each calendar month and shall be computed on the basis of a 360-day year for the actual number of days elapsed.

          If payment hereunder becomes due and payable on a Saturday, Sunday, or legal holiday under the laws of the State of Illinois, the due date thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon during such extension at the rate specified in the Loan Agreement. In no contingency or event whatsoever shall interest charged hereunder, however such interest may be characterized or computed, exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Lender has received interest hereunder in excess of the highest rate applicable hereto, any such excess interest collected by Lender shall be deemed to have been a repayment of principal and shall be so applied.

          Except as otherwise agreed in the Loan Agreement, payments received by Lender from Borrower on this Note shall be applied first to the payment of interest which is due and payable and only thereafter to the outstanding principal balance hereof.

          This Note is subject to prepayment at the option of Borrower as provided in the Loan Agreement. Any such prepayments shall be applied in the manner set forth in the Loan Agreement.

          DEMAND, PRESENTMENT, PROTEST AND NOTICE OF NONPAYMENT AND PROTEST ARE HEREBY WAIVED BY BORROWER.

          This Note has been delivered at and shall be deemed to have been made at Chicago, Illinois and shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the internal laws (as opposed to conflicts of law provisions) and decisions of the State of Illinois.
Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note. Whenever in this Note reference is made to Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Note shall be binding upon and shall inure to the benefit of said successors and assigns. Borrower's successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession of or for Borrower.

                                        VISUAL NUMERICS, INC.


                                        By: ________________________________
                                              Name: ________________________
                                              Title: _______________________

                                  TERM NOTE A

                     FIRST INTERSTATE BANK OF TEXAS, N.A.

NO.________    Houston, Texas           January 23, 1996             $500,000.00

     FOR VALUE RECEIVED, the undersigned, VISUAL NUMERICS, INC. (formerly IMSL, INC.), a Texas corporation (herein called "Maker"), promises to pay to the order of FIRST INTERSTATE BANK OF TEXAS, N.A. (herein called "Payee," which term herein in every instance shall refer to any owner or holder of this note) the sum of FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00), together with interest on the principal hereof from time to time outstanding from the date of advancement until maturity, at the per annum rate hereinafter stated (computed on the basis of a year of 360 days and paid for the actual number of days elapsed), said principal and interest being payable in lawful money of the United States of America at the banking quarters of First Interstate Bank of Texas, N.A., First Interstate Bank Plaza, 1000 Louisiana, Houston, Harris County, Texas, or at such other place in Harris County, Texas as Payee may designate hereafter in writing to Maker.

     The principal balance hereof advanced and outstanding from time to time shall bear interest during each day of the term of the loan evidenced hereby at a variable per annum rate equal to the lesser of (A) a per annum rate that is equal to the sum (herein called the "Basic Rate") of (i) one and one-half of one percent (1-1/2%) per annum plus (ii) the prime rate of interest (herein called the "Prime Rate"), being the variable per annum rate of interest most recently announced by First Interstate Bank of Texas, N.A. (herein sometimes called the "Bank") as its "prime rate", with the understanding that the Bank's "prime rate" may be one of several base rates and serves as a basis upon which effective rates of interest are from time to time calculated for loans making reference thereto and may not be the lowest of the Bank's base rates, which Basic Rate shall change when and as the Prime Rate shall change, effective on the day of such change or (B) the Maximum Rate (hereinafter defined). Notwithstanding the foregoing, if at any time the Basic Rate shall exceed the Maximum Rate and thereafter the Basic Rate shall become less than the Maximum Rate, the rate of interest payable hereunder shall remain at the Maximum Rate until the Payee shall have received the amount of interest it otherwise would have received if the interest payable hereunder had not been limited to the Maximum Rate during the period of time the Basic Rate exceeded the Maximum Rate.

     All past due principal and interest of this note, whether due as the result of acceleration of maturity or otherwise, shall bear interest at the lesser of
(1) a rate that is five percentage points above the Prime Rate as it varies or
(2) the maximum lawful rate of interest permitted by the applicable usury laws, now or hereafter enacted, which interest rate (herein called the

                               Page 1 of 4 Pages

"Maximum Rate") shall change when and as said laws shall change to the extent permitted by said laws, effective on the day such change in said laws becomes effective, from the date the payment thereof shall have become due until the same have been fully discharged by payment.

     The principal of this note is due and payable in quarterly installments, all of such installments, except for the last, being in the amount of $125,000 each, and the last and final installment being in the amount of the then remaining unpaid principal balance hereof, the first such installment of principal being due and payable on June 23, 1996, and each subsequent installment of principal being due and payable on the same day of each succeeding third calendar month thereafter until January 23, 1997, when the then remaining unpaid balance of principal of this note shall become due and payable in full. Interest on said principal shall be due and payable in installments as it accrues on the same dates as installments of principal are due and payable as above provided.

     This note is issued pursuant to a Second Restated and Amended Loan Agreement dated December 16, 1992, by and among Maker, Visual Numerics, Inc. of Colorado (formerly known as IMSL Acquisition Corp., Inc.), and Payee, as amended by the First Amendment to Second Restated and Amended Loan Agreement dated as of February 28, 1994, the Second Amendment to Second Restated and Amended Loan Agreement dated as of April 1, 1995, the Third Amendment to Second Restated and Amended Loan Agreement and Limited Waiver executed on October 23, 1995 but effective as of September 30, 1995, and that certain Fourth Amendment to Second Restated and Amended Loan Agreement executed on February __, 1996 but effective as January 23, 1996 with respect to this note (the Second Restated and Amended Loan Agreement, as amended and as it may hereafter be amended, renewed, supplemented or restated, is referred to as the "Loan Agreement"), and reference is made hereby to the Loan Agreement for certain rights as to the prepayment and the acceleration of the maturity hereof.

     Maker and any and all sureties, guarantors and endorsers of this note and all other parties now or hereafter liable hereon, severally waive, to the extent permitted by applicable law, grace, demand, presentment for payment, protest, notice of any kind (including, but not limited to, notice of dishonor, notice of protest, notice of intention to accelerate and notice of acceleration) and diligence in collecting and bringing suit against any party hereto, and agree
(a) to all extensions and partial payments, with or without notice, before or after maturity, (b) to any substitution, exchange or release of any security now or hereafter given for this note, (c) to the release of any party primarily or secondarily liable hereon, and (d) that it will not be necessary for Payee, in order to enforce payment of this note, to first institute or exhaust Payee's remedies against Maker or any other party liable therefor or against any security for this note.

                               Page 2 of 4 Pages

     In the event of default hereunder or under any of the instruments securing payment hereof and this note is placed in the hands of an attorney for collection (whether or not suit is filed), or if this note is collected by suit or legal proceedings or through bankruptcy proceedings, Maker agrees to pay all reasonable attorneys' fees and all expenses of collection and costs of court.

     It is the intention of the parties hereto to comply with applicable usury laws (now or hereafter enacted); accordingly, notwithstanding any provision to the contrary in this note, or in any of the documents securing payment hereof or otherwise relating hereto, in no event shall this note or such documents require the payment or permit the payment, taking, reserving, charging, or receipt of interest in excess of the maximum amount permitted by such laws. If any such excess of interest is contracted for, charged, taken, reserved or received under this note or under the terms of any of the documents securing payment hereof or otherwise relating hereto, or in the event the maturity of the indebt edness evidenced by this note is accelerated in whole or in part, or in the event that all or part of the principal of or interest on this note shall be prepaid, so that under any of such circumstances or any other circumstance the amount of interest contracted for, charged, taken, reserved or received under this note or under any of the instruments securing payment hereof or otherwise relating hereto, on the amount of principal actually outstanding from time to time under this note shall exceed the maximum amount of interest permitted by applicable usury laws, then in any such event (i) the provisions of this paragraph shall govern and control, (ii) any such excess which may have been collected at final maturity of said indebtedness shall be applied as a credit against the then unpaid principal amount hereof and the remainder, if any, shall be refunded to Maker, (iii) with respect to subparagraph (ii), upon such final maturity, the effective rate of interest shall be automatically reduced to the maximum lawful rate allowed under applicable usury laws as now or hereafter construed by the courts having jurisdiction thereof, and (iv) any such excess which may have been charged but not paid, taken, reserved or received shall be null and void, and cancelled ab initio to the extent of such excess. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, taken, reserved or received under this note or under such other documents which are made for the purpose of determining whether such rate exceeds the maximum lawful rate, shall be made, to the extent permitted by law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the loan evidenced hereby, all interest at any time contracted for, charged, taken, reserved or received from Maker or otherwise by Payee in connection with such indebtedness.

     This note shall be governed by and construed under the applicable laws of the State of Texas and the laws of the United States of America.

                               Page 3 of 4 Pages

     To the extent that the interest rate laws of the State of Texas are applicable to this note and unless changed in accordance with law, the applicable interest rate ceiling is the indicated (weekly) ceiling determined in accordance with Article 5069-1.04(a)(1) of the Texas Revised Civil Statutes, as amended.

     Any check, draft, money order or other instrument given in payment of all or any portion hereof may be accepted by Payee and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of Payee except to the extent that actual cash proceeds of such instrument are unconditionally received by Payee.

     Maker represents and warrants to Payee and to all other owners and holders of any indebtedness evidenced hereby that all loans evidenced by this note are for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use, as such terms are used or defined in Texas Revised Civil Statutes, Article 5069-1.04, Texas Credit Code and Regulation Z promulgated by the Board of Governors of the Federal Reserve System and under Titles I and V of the Consumer Credit Protection Act.

     This note is given in renewal, rearrangement, reinstatement, and extension of, but not in novation or discharge of, that certain promissory note dated October 23, 1995, executed by Maker and payable to the order of Payee in the original principal amount of $500,000.

     This note is secured as provided in the Loan Agreement and is entitled to all of the benefits of the Loan Agreement.

                                             VISUAL NUMERICS, INC.


                                             By_________________________________
                                                  Name:
                                                  Title:

                               Page 4 of 4 Pages

                             REVOLVING CREDIT NOTE

                     FIRST INTERSTATE BANK OF TEXAS, N.A.

NO.________    Houston, Texas     December 31, 1995                $2,000,000.00


     FOR VALUE RECEIVED, the undersigned, VISUAL NUMERICS, INC. (formerly IMSL, INC.), a Texas corporation (herein called "Maker"), promises to pay to the order of FIRST INTERSTATE BANK OF TEXAS, N.A. (herein called "Payee," which term herein in every instance shall refer to any owner or holder of this note) the sum of TWO MILLION AND NO/100 DOLLARS ($2,000,000.00), or so much thereof as may be advanced and outstanding from time to time hereunder by Payee, together with interest on the principal hereof from time to time outstanding from the date of advancement until maturity, at the per annum rate hereinafter stated (computed on the basis of a year of 360 days and paid for the actual number of days elapsed), said principal and interest being payable in lawful money of the United States of America at the banking quarters of First Interstate Bank of Texas, N.A., First Interstate Bank Plaza, 1000 Louisiana, Houston, Harris County, Texas, or at such other place in Harris County, Texas, as Payee may designate hereafter in writing to Maker.

     This note is issued pursuant to that certain Second Restated and Amended Loan Agreement dated as of December 16, 1992, by and among Maker, Visual Numerics, Inc. of Colorado (formerly known as IMSL Acquisition Corp., Inc.), and Payee, as amended by that certain First Amendment to Second Restated and Amended Loan Agreement executed as of February 28, 1994 but effective as of December 15, 1993, that certain Second Amendment to Second Restated and Amended Loan Agreement dated as of April 1, 1995, that certain Third Amendment to Second Restated and Amended Loan Agreement and Limited Waiver executed on October 23, 1995 but effective as of September 30, 1995, and that certain Fourth Amendment to Second Restated and Amended Loan Agreement executed on February __, 1996 but effective as of December 31, 1995 with respect to this note (the Second Restated and Amended Loan Agreement, as amended and as it may hereafter be amended, renewed, supplemented or restated, is referred to as the "Loan Agreement"), and reference is made hereby to the Loan Agreement for certain rights as to the prepayment and the acceleration of the maturity hereof. All capitalized terms used herein but not defined herein shall have the meaning ascribed to them in the Loan Agreement.

     The principal balance hereof advanced and from time to time remaining unpaid shall bear interest during each day of the term of the loan evidenced hereby at a variable per annum rate

                               Page 1 of 5 Pages
equal to the lesser of (A) a per annum rate that is equal to the sum (herein called the "Basic Rate") of (i) one percent per annum plus (ii) the prime rate of interest (herein called the "Prime Rate"), being the variable per annum rate of interest most recently announced by First Interstate Bank of Texas, N.A. (herein sometimes called the "Bank") as its "prime rate", with the understanding that the Bank's "prime rate" may be one of several base rates and serves as a basis upon which effective rates of interest are from time to time calculated for loans making reference thereto and may not be the lowest of the Bank's base rates, which Basic Rate shall change when and as the Prime Rate shall change, effective on the day of such change or (B) the Maximum Rate (herein after defined). Notwithstanding the foregoing, if at any time the Basic Rate shall exceed the Maximum Rate and thereafter the Basic Rate shall become less than the Maximum Rate, the rate of interest payable hereunder shall remain at the Maximum Rate until Payee shall have received the amount of interest it would have received otherwise if the interest payable hereunder had not been limited to the Maximum Rate during the period of time the Basic Rate exceeded the Maximum Rate.

     All past due principal and interest of this note, whether due as the result of acceleration of maturity or otherwise, shall bear interest at the lesser of
(1) a rate that is five percentage points above the Prime Rate as it varies or
(2) the maximum lawful rate of interest permitted by the applicable usury laws, now or hereafter enacted, which interest rate (herein called the "Maximum Rate") shall change when and as said laws shall change to the extent permitted by said laws, effective on the day such change in said laws becomes effective, from the date the payment thereof shall have become due until the same have been fully discharged by payment.

     The principal and interest of this note are due and payable as follows:

          (a) Interest hereon shall be due and payable monthly as it accrues, with the first installment to be due and payable on January 31, 1996, and a like installment to be due and payable on the last day of each succeeding calendar month thereafter until the principal amount of this note is paid in full; and

          (b) The outstanding principal amount of this note shall be due and payable in full on or before the Termination Date.

     Until the Termination Date, subject to the terms and conditions of the Loan Agreement, the undersigned may borrow, pay, prepay in whole or in part and reborrow hereunder, so long as not more than the aggregate principal amount at any one time outstanding under this note does not exceed an amount equal to the lesser of the Line of Credit Commitment or the Loan Formula; it being expressly contemplated that, by reason of prepayments hereon, there may be times when no indebtedness is owing hereunder, but, notwithstanding such occurrences, this note

                               Page 2 of 5 Pages
shall remain valid and shall be in full force and effect as to loans or advances made subsequent to such occurrences; and it being understood and agreed that advances and repayments of principal under this note are not limited to the lesser of the Line of Credit Commitment or the Loan formula but to a maximum of the lesser of the Line of Credit Commitment or the Loan Formula at any one time outstanding. Payee may advance funds pursuant to this note from time to time, and from time to time the undersigned will make repayments on the principal of this note, so that no more than the lesser of the Line of Credit Commitment or the Loan Formula shall be outstanding at any one time. Each advance and each payment of principal hereunder shall be reflected by a notation made by Payee in its business records. The aggregate unpaid principal amount of advances reflected by the notations made in Payee's business records shall be rebuttably presumptive evidence of the principal amount owing under this note, which amount the undersigned unconditionally promises to pay to the order of Payee under the terms hereof.

     Maker and any and all sureties, guarantors and endorsers of this note and all other parties now or hereafter liable hereon, severally waive, to the extent permitted by applicable law, grace, demand, presentment for payment, protest, notice of any kind (including, but not limited to, notice of dishonor, notice of protest, notice of intention to accelerate and notice of acceleration) and diligence in collecting and bringing suit against any party hereto, and agree
(i) to all extensions and partial payments, with or without notice, before or after maturity, (ii) to any substitution, exchange or release of any security now or hereafter given for this note, (iii) to the release of any party primarily or secondarily liable hereon, and (iv) that it will not be necessary for Payee, in order to enforce payment of this note, to first institute or exhaust Payee's remedies against Maker or any other party liable therefor or against any security for this note.

     In the event of default hereunder or under any of the instruments securing payment hereof and this note is placed in the hands of an attorney for collection (whether or not suit is filed), or if this note is collected by suit or legal proceedings or through bankruptcy proceedings, Maker agrees to pay all reasonable attorneys' fees and all expenses of collection and costs of court.

     It is the intention of the parties hereto to comply with applicable usury laws (now or hereafter enacted); accordingly, notwithstanding any provision to the contrary in this note, or in any of the documents securing payment hereof or otherwise relating hereto, in no event shall this note or such documents require the payment or permit the payment, taking, reserving, charging, or receipt of interest in excess of the maximum amount permitted by such laws. If any such excess of interest is contracted for, charged, taken, reserved or received under this note or under the terms of any of the documents securing payment hereof or otherwise relating hereto, or in the event the maturity of the indebt edness evidenced by this note is accelerated in whole or in part, or in the event that all or part of the principal of or interest on this note shall be prepaid, so

                               Page 3 of 5 Pages
that under any of such circumstances or any other circumstance the amount of interest contracted for, charged, taken, reserved or received under this note or under any of the instruments securing payment hereof or otherwise relating hereto, on the amount of principal actually outstanding from time to time under this note shall exceed the maximum amount of interest permitted by applicable usury laws, then in any such event (i) the provisions of this paragraph shall govern and control, (ii) any such excess which may have been collected at final maturity of said indebtedness shall be applied as a credit against the then unpaid principal amount hereof and the remainder, if any, shall be refunded to Maker, (iii) with respect to subparagraph (ii), upon such final maturity, the effective rate of interest shall be automatically reduced to the maximum lawful rate allowed under applicable usury laws as now or hereafter construed by the courts having jurisdiction thereof, and (iv) any such excess which may have been charged but not paid, taken, reserved or received shall be null and void, and cancelled ab initio to the extent of such excess. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, taken, reserved or received under this note or under such other documents which are made for the purpose of determining whether such rate exceeds the maximum lawful rate, shall be made, to the extent permitted by law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the loan evidenced hereby, all interest at any time contracted for, charged, taken, reserved or received from Maker or otherwise by Payee in connection with such indebtedness.

     Except to the extent required by federal law, this note shall be governed by and construed under the laws of the State of Texas.

     Any check, draft, money order or other instrument given in payment of all or any portion hereof may be accepted by Payee and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of Payee except to the extent that actual cash proceeds of such instrument are unconditionally received by Payee.

     Maker and Payee agree that Tex. Rev. Civ. Stat. Ann art. 5069 Ch. 15 (which regulates certain revolving loan accounts and revolving tri-party accounts) shall not apply to any revolving loan accounts created under this note or maintained in connection therewith.

     To the extent that the interest rate laws of the State of Texas are applicable to this note, the applicable interest rate ceiling is the indicated (weekly) ceiling determined in accordance with Article 5069-1.04(a)(1) of the Texas Revised Civil Statutes, as amended, and, to the extent that this note is deemed an open end account as such term is defined in Article 5069-1.01(f) of the Texas Revised Civil Statutes, as amended, the Payee retains the right to modify the interest rate in accordance with applicable law.

                               Page 4 of 5 Pages

     Maker represents and warrants to Payee and to all other owners and holders of any indebtedness evidenced hereby that all loans evidenced by this note are for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use, as such terms are used or defined in Texas Revised Civil Statutes, Article 5069-1.04, Texas Credit Code and Regulation Z promulgated by the Board of Governors of the Federal Reserve System and under Titles I and V of the Consumer Credit Protection Act.

     This note is given in renewal, reinstatement, and extension of, but not in novation or discharge of, that certain promissory note executed by Maker as of April 1, 1995 and payable to the order of Payee in the original principal amount of $2,000,000, which note was given in rearrangement, modification, and increase of, but not in novation or discharge of, that certain promissory note dated February 28, 1994, executed by Maker and payable to the order of Payee in the original principal amount of $1,900,000, which note was given in partial renewal, rearrangement, decrease and extension of, but not in novation or discharge of, that certain promissory note (collectively, the "Prior Notes") dated December 16, 1992, executed by Maker and payable to the order of Payee, in the original principal amount of $2,000,000. Any and all liens and security interests securing payment of the Prior Notes are hereby ratified, confirmed, renewed, extended, rearranged and carried forward to secure payment of this note.

     This note is secured and guaranteed as provided in the Loan Agreement and is entitled to all of the benefits of the Loan Agreement.

                                   VISUAL NUMERICS, INC.


                                   By_________________________________________
                                        Name:
                                        Title:

                               Page 5 of 5 Pages